SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Green Dot Corporation
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PRELIMINARY COPY DATED APRIL 11, 2016
SUBJECT TO COMPLETION

April [ ], 2016
Dear Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Green Dot Corporation to be held on [ ], [ ], 2016 at 9:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California. Directions to the meeting appear on the back cover of the accompanying notice of annual meeting and proxy statement.
Enclosed with this letter are a notice of annual meeting and proxy statement, which describe the business to be conducted at the annual meeting. Also included are a WHITE proxy card and postage-paid return envelope and our annual report. WHITE proxy cards are being solicited on behalf of our Board of Directors. Important information about the matters to be acted upon at the annual meeting is included in the notice of annual meeting and proxy statement. Important information about Green Dot and its financial performance is included in our annual report.
Your vote will be especially important at the annual meeting. As you may have heard, Harvest Capital Strategies, LLC (together with its affiliates and related parties, "Harvest") has provided notice of its intent to nominate a slate of up to three nominees for election as directors at the annual meeting in opposition to our Board of Directors' recommended nominees.
The Board of Directors unanimously recommends that you vote FOR the election of ALL of the Board of Directors' nominees. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Harvest. If you have previously submitted a proxy card sent to you by Harvest, you can revoke that proxy and vote for the Board of Directors' nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card.
Your vote is important! Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and vote as soon as possible by following the instructions included on your WHITE proxy card to vote by Internet, by telephone or by mail. Mailing your completed WHITE proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so. If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 800-5186. Banks and brokers may call collect at (212) 750-5833.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,
Steven W. Streit
Chairman, President and Chief Executive Officer

GREEN DOT CORPORATION
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held [ ], 2016
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Green Dot Corporation will be held on [ ], [ ], 2016, at 9:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect three Class III directors nominated by the Board of Directors, to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.
3.To consider and vote upon a stockholder proposal, if properly presented at the meeting.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Please note that Harvest Capital Strategies, LLC (together with its affiliates and related parties, "Harvest") has notified us that it intends to propose three nominees for election as directors to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from Harvest, including proxy statements and [color] proxy cards. We are not responsible for the accuracy of any information provided by or relating to Harvest or its nominees contained in solicitation materials filed or disseminated by or on behalf of Harvest or any other statements Harvest may make.
The Board of Directors does not endorse the Harvest nominees and unanimously recommends that you vote on the WHITE proxy card or voting instruction form "FOR ALL" of the nominees proposed by the Board of Directors. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Harvest. If you have previously submitted a proxy card sent to you by Harvest, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.
Only stockholders of record at the close of business on [ ], 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April [ ], 2016

YOUR VOTE IS VERY IMPORTANT
All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your WHITE proxy card so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.
If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll Free at (877) 800-5186
Banks and Brokers May Call Collect at (212) 750-5833

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance	59
Available Information	59
“Householding” - Stockholders Sharing the Same Last Name and Address	59
OTHER MATTERS	60

PRELIMINARY COPY DATED APRIL 11, 2016
SUBJECT TO COMPLETION

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2016 Annual Meeting of Stockholders Information

Date and Time:	[ ], [ ], 2016 at 9:00 a.m. Pacific Daylight Time
Place:	Green Dot's headquarters located at 3465 E. Foothill Blvd., Pasadena, California
Record Date:	[ ], 2016
Voting Matters

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Class III Directors nominated by the Board of Directors	FOR	23
2. Ratification of Independent Registered Public Accounting Firm	FOR	31
3. Stockholder Proposal, if properly presented at the meeting	FOR	32
Our Nominees/Directors

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships			Other Current Public Boards
					AC	CC	NGC
Director Nominees
Steven W. Streit	54	1999	Chairman, President and CEO	No				—
Timothy R. Greenleaf	59	2001	Managing Director, Fairmont Capital, Inc.	Yes				—
Michael J. Moritz	61	2003	Managing Member, Sequoia Capital	Yes				1
Continuing Directors
Kenneth C. Aldrich	77	2001	President, The Aldrich Company	Yes*				—
J. Chris Brewster	66	2016	Former Chief Financial Officer, Cardtronics, Inc.	Yes				—
Glinda Bridgforth Hodges	63	2014	Personal Finance Expert and Consultant	Yes				—
Rajeev V. Date	45	2016	Managing Partner, Fenway Summer LLC	Yes				—
Mary J. Dent	54	2013	General Counsel, Insikt, Inc.	Yes				—
William I. Jacobs	74	2016	Chairman, Global Payments, Inc.	Yes				1
George T. Shaheen	71	2013	Retired, current Chairman, Korn/Ferry International	Yes				3
_____________
AC = Audit Committee    CC = Compensation Committee     NGC = Nominating and Corporate Governance Committee
* Lead Independent Director     = Member     = Chair
Special Note Regarding Contested Election
Please note that Harvest Capital Strategies, LLC (together with its affiliates and related parties, "Harvest") has notified us that it intends to propose three nominees for election as directors to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from Harvest, including proxy statements and [color] proxy cards. We are not responsible for the accuracy of any information provided by or relating to Harvest or its nominees contained in solicitation materials filed or disseminated by or on behalf of Harvest or any other statements Harvest may make.
The Board of Directors does not endorse the Harvest nominees and unanimously recommends that you vote on the WHITE proxy card or voting instructions form "FOR ALL" of the nominees proposed by the Board of Directors. The Board of Directors strongly urges you not to sign or return any [color] proxy card sent to you by Harvest. If you have previously submitted a [color] proxy card sent to you by Harvest, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card. Only the latest-dated validly executed proxy that you submit will be counted.
Our Corporate Governance Facts

Current size of Board	8
Current number of Independent Directors	6
Board Committees Consist Entirely of Independent Directors	Yes
Number of Directors that Attended at least 75% of Meetings Held	6
Annual Election of All Directors	No
Majority Voting for Directors	No*
Separate Chairman and CEO	No
Lead Independent Director	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Risk Oversight by Full Board and Committees	Yes
Stockholder Ability to Call Special Meetings	No
Stockholder Ability to Act by Written Consent	No
Non-stockholder Approved Poison Pill	No
Triennial Advisory Vote on Executive Compensation	Yes
Prohibit Short-selling, Hedging and Pledging Green Dot Securities	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes
_____________

*	Our Board has recommended that stockholders vote for Proposal 3, a stockholder proposal that calls for adoption of the majority voting standard in uncontested director elections.
Our Executive Compensation Philosophy and Practices
We believe that the compensation programs offered to executive officers should support the achievement of our financial goals and creation of long-term stockholder value. We have endeavored to create an executive compensation program that provides a mix of short-term and long-term incentives and an appropriate balance between fixed and variable compensation that we believe retains and appropriately motivates our executive officers, including our named executive officers. In addition, our Compensation Committee and our Board of Directors strive to keep annual base salary at a competitive level while providing executive officers with performance-based equity and variable cash incentive awards in order to reward them well for superior current and long-term performance.

The following factors demonstrate our continued and heightened commitment to pay-for-performance and to corporate governance best practices:
Our Compensation Governance Facts

What We Do:	What We Do Not Do:
We reward performance that meets our predetermined goals.	We do not pay bonuses if performance levels fall below pre-determined thresholds.
NEOs' annual incentive opportunity and 2016 long-term incentive opportunity are 100% performance-based.	Our compensation plans do not have minimum guaranteed payout levels.
Granted only performance-based long-term incentive awards to CEO and CRO in 2015.	We do not permit short-sales, hedging or pledging of our stock.
We have implemented robust stock ownership guidelines to our executives.	None of our NEOs have contracts that provide for a fixed term of employment.
Our cash compensation plans contain claw-back provisions.	We do not have executive perquisites.
We cap payouts under our plans to discourage inappropriate risk taking by our NEOs.	We do not permit repricing stock options without stockholder approval.
We have double-trigger change in control provisions for all equity awards.	We do not have any pension plans, and our NEOs do not participate in any retirement programs not generally available to all employees.
Our Compensation Committee retains an independent compensation consultant.
We hold an advisory vote on executive compensation.
We seek feedback on executive compensation through stockholder engagement.
Compensation Components for 2015:

Component	Key Characteristics
Base Salary	Based on talent, experience, performance, contribution levels, individual role, positioning relative to market, and our overall salary budget.
Executive Annual Incentive Award ("Cash")
Our executive officers were eligible to receive performance-based compensation. NEO's annual incentive opportunity is purely performance based and tied to meeting pre-determined goals for adjusted EBITDA and revenue.

Restricted Stock Units	Restricted stock units were granted to executive officers, other than CEO and CRO, and vest over four years.
Performance-based Restricted Stock Units ("PRSUs")
Our CEO and CRO were granted performance based restricted stock units, which will be earned, if at all, based upon (i) in the case of our CEO, our company's total shareholder return ranking as compared to the S&P SmallCap 600 for the period from January 1, 2015 to December 31, 2017; and (ii) in the case of our CRO, year-over-year growth in non-GAAP total operating revenue, excluding revenue generated from acquisitions made in the most recent year, for the 2015 to 2017 period. Our CEO's and CRO's long-term incentive opportunity is 100% performance-based with no minimum guaranteed payout level.

Other Awards
Through April 2015, our current CFO, Mark Shifke, served as our SVP of Corporate Development/M&A and was not an executive officer. On January 2, 2015, we awarded him 100,000 RSUs to reward his efforts in 2014 to complete our acquisition of SBBT Holdings, LLC ("TPG") and the related financing in October 2014. Vesting of these RSUs is time-based to serve our retention goals and further align his interests with those of our stockholders. As a result of this award, the compensation reported for Mr. Shifke under "Stock Awards" and "Total" in the Summary Compensation Table on page 49 includes $2.0 million in compensation related to 2014 performance. Also, as described in CD&A, to align his compensation with his then-current role as SVP of Corporate Development/M&A, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). In February 2016, our CFO was granted 145,208 RSUs, subject to time-based vesting conditions, as a result of this commitment. The summary compensation table does not reflect the value of the 2014 commitment because the award was made in 2016.

Listening to Our Stockholders
We take our accountability to stockholders very seriously. Since last year's annual meeting of stockholders, we met with or have spoken to a majority of our top institutional investors representing approximately 60% of our outstanding shares to discuss, among other matters, our executive compensation program and our governance practices. From this engagement, we learned that while many investors are supportive of our executive compensation program and governance practices, we should further emphasize pay-for-performance in our executive compensation program and consider implementing changes to our corporate governance structure, such as adoption of majority voting in uncontested director elections. There were differences among these stockholders as to which changes were appropriate to make. Following these meetings, we implemented the following changes to our executive compensation program and our Board of Directors determined that it would support the stockholder proposal on majority voting in uncontested director elections (Proposal 3).
2016 Compensation Decisions
The decisions made for the compensation program in 2016 were approved by our Compensation Committee and are described in the table below.

Compensation Element	Decision for 2016
General	Except for base salary, our NEOs' executive compensation package is 100% performance-based.

Base Salary	No changes.
	•	Our Compensation Committee believes that our NEOs' annual base salaries are currently competitive and do not need to be adjusted.

Annual Cash Incentive
Our incentive bonus plan structure has been simplified to solely reward revenue generation. Our Compensation Committee believed that this structure, combined with a new long-term incentive structure that rewards our NEOs (other than our CEO) only for non-GAAP EPS generation, appropriately incentivizes profitable growth.

Long-term Incentive
Our NEOs received 100% of their long-term incentive equity awards in the form of performance-based restricted stock units (“PRSUs”), further increasing our emphasis on pay for performance under our executive compensation program.

•
We made no changes to the structure of our CEO’s PRSUs, which are earned based on our three-year total shareholder return relative to the companies comprising the S&P SmallCap 600 index, because we believed that structure continued to provide appropriate incentives.

•
All of our other NEOs were granted PRSUs that are earned based on achievement of the same performance metric, non-GAAP diluted earnings per share, over a one-year performance period. These awards vest as to 25% of the PRSU at the end of the performance period with remainder vesting in equal annual installments over the three years thereafter based on service.

	•	None of the earnings under our NEOs’ equity awards are guaranteed until after the applicable performance period has been completed.
	•	We granted no other equity awards to our NEOs for 2016.

Meeting Information
We provide information about Green Dot's 2016 Annual Meeting of Stockholders, voting and additional information starting on page 11.

PRELIMINARY COPY DATED APRIL 11, 2016
SUBJECT TO COMPLETION

GREEN DOT CORPORATION
________________
PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
________________
April [ ], 2016
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Green Dot Corporation ("Green Dot") for use at Green Dot's 2016 Annual Meeting of Stockholders (the “meeting”) to be held on [ ], 2016, at 9:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof. This proxy statement will be distributed to stockholders beginning on or about [ ], 2016.
Questions and Answers About the Meeting
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Green Dot and respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on three proposals. The proposals are:

1.
The election to the Board of Directors of three Class III directors named in this proxy statement, to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal; and

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

3.	To consider and vote upon a stockholder proposal, if properly presented at the meeting.
Have other candidates been nominated for election as directors at the meeting in opposition to the Board's nominees?
Yes, Harvest Capital Strategies, LLC (together with its affiliates and related parties, "Harvest") has notified us that it intends to nominate three nominees for election to the Board at the meeting in opposition to the nominees recommended by the Board. The Board does not endorse the Harvest nominees and unanimously recommends that you vote FOR ALL of the nominees proposed by the Board by using the WHITE proxy card accompanying this proxy statement. The Board strongly urges you not to sign or return any proxy card sent to you by Harvest. If you have previously submitted a proxy card sent to you by Harvest, you can revoke that proxy and vote for the Board's nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.
Could matters other than Proposals 1-3 be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals other than the Harvest's proposed nominees. If any other matter were to come before the meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.
What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?
The Board of Directors recommends that you vote your shares on the WHITE proxy card as follows: FOR ALL the Class III directors named in this proxy statement (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year (Proposal 2) and FOR the stockholder proposal (Proposal 3).

Who can vote at the meeting?
Stockholders as of the record date for the meeting, [ ], 2016, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 50,383,735 shares of Green Dot Class A common stock.
Stockholder of Record: Shares Registered in Your Name
If on [ ], 2016 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by filling out, signing and returning a WHITE proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on [ ], 2016 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
Given the contested nature of the election, your nominee will only be able to vote your shares with respect to any proposals at the meeting if you have instructed them how to vote. Please instruct your nominee how to vote your shares using the voting instruction form you received from them. Please return your completed WHITE proxy card or voting instruction form to your nominee and contact the person responsible for your account so that your vote can be counted. If your nominee permits you to provide voting instructions by Internet or by telephone, you may vote that way as well.
How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or Internet voting) described on the WHITE proxy card. To use an alternative voting procedure, follow the instructions on each WHITE proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:

•	vote by telephone or through the Internet - in order to do so, please follow the instructions shown on your WHITE proxy card; or

•	vote by mail - simply complete, sign and date the enclosed WHITE proxy card and return it before the meeting in the pre-paid envelope provided; or

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials, or contact your nominee to request a proxy form. Whether or not you plan to attend the meeting, we urge you to vote voting instruction card to ensure that your vote is counted.
How do I vote by Internet or telephone?
If you wish to vote by Internet or telephone, you may do so by following the voting instructions included on the WHITE proxy card. Please have each WHITE proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified on the WHITE proxy card to submit your vote. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on [ ], 2016 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of [ ], 2016, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of [ ], 2016.
What should I do if I receive a [color] proxy card from Harvest?
Harvest has notified us that it intends to nominate three nominees for election as directors to the Board at the meeting in opposition to the nominees recommended by the Board. If Harvest proceeds with its alternative nominations, you may receive proxy solicitation materials from Harvest, including an opposition proxy statement and [color] proxy card. Green Dot is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Harvest or any other statements that it may otherwise make.
The Board does not endorse the Harvest nominees and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Harvest. Voting to "WITHHOLD" with respect to any of Harvest's nominees on the [color] proxy card is not the same as voting for the Board's nominees because a vote to "WITHHOLD" with respect to any of Harvest's nominees on the [color] proxy card will revoke any proxy you previously submitted. If you have already voted using the Harvest proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest-dated validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the meeting. See "Can I change my vote after submitting my proxy?" below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 800-5186 or collect at (212) 750-5833.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
 A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on "routine" matters brought before a stockholders meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
Under the rules of the New York Stock Exchange governing brokers’ discretionary authority, if you receive proxy materials from or on behalf of both Green Dot and Harvest, brokers and other nominees holding your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting, whether “routine” or not. If you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the annual meeting, nor will your shares be counted for purposes of determining whether a quorum exists.
However, if you receive proxy materials only from Green Dot, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016. A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and any stockholder proposal presented at the meeting.

What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1. The director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee.

•	Proposal Nos. 2 and 3. Approval of each of Proposals 2 and 3 will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.
What if I return a WHITE proxy card but do not make specific choices?
If you return a validly executed WHITE proxy card but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement for which no instruction was provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is soliciting my proxy and paying for this proxy solicitation?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding shares of our common stock beneficially owned by others in street name so that they may forward these proxy materials to the beneficial owners.
We have retained Innisfree M&A Incorporated to aid in soliciting proxies and advise on certain matters relating to the anticipated contested annual meeting for a fee estimated not to exceed $[ ] plus reasonable out-of-pocket expenses. We have agreed to indemnify Innisfree M&A Incorporated against certain liabilities arising under the federal securities laws. Innisfree M&A Incorporated has informed us that it expects that approximately [ ] of its employees will assist in the solicitation. Proxies may be solicited on or behalf by telephone or through other means by our directors, officers, and other employees who will receive no additional compensation therefor. Appendix A sets forth information relating to our directors, nominees, executive officers and employees who are considered "participants" in our solicitation under SEC rules. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers), including those of Innisfree M&A Incorporated and excluding salaries and wages of the Company's employees, currently are expected to be approximately $[ ], of which approximately $[ ] has been incurred to date. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them.
In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
Solicitations may also be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, our investor relations website, or otherwise by directors, officers, and other employees of Green Dot, but we will not additionally compensate its directors, officers, or other employees for these services. Appendix A sets forth information relating to certain of our directors, officers, and employees who are considered "participants" in this proxy solicitation under SEC rules by reason of their position or because they may be soliciting proxies on our behalf.
What does it mean if I receive more than one set of materials with a WHITE proxy card?
It generally means your shares are registered differently or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a brokerage firm, or you may own shares through more than one brokerage firm. In these situations you may receive multiple sets of proxy materials. In order to vote all the shares you own, you must complete, sign and return all of the WHITE proxy cards or follow the instructions for any alternative voting procedure on each of the WHITE proxy cards you receive. Each WHITE proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each WHITE proxy card in the return envelope that accompanied that WHITE proxy card.
If Harvest proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from Harvest, and we will likely conduct multiple mailings prior to the date of the meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the WHITE proxy cards. See "What should I do if I receive a proxy card from Harvest?" above for more information.
How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
If you have previously signed a proxy card sent to you by Harvest, you may change your vote by voting by Internet or by telephone by following the instructions on your WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a proxy card sent to you by Harvest will revoke votes you have previously made using Green Dot's WHITE proxy card.
Only the latest-dated validly executed proxy that you submit will be counted.
Where can I find the voting results?
The results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Corporate Governance Guidelines,” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors with respect to changes as warranted.
Board Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances.
Our Board of Directors believes that we and our stockholders currently are best served by having Steven W. Streit serve as Chairman as well as Chief Executive Officer. By combining these positions, Mr. Streit serves as a bridge between the Board of Directors and the operating organization and, with his historical knowledge and operational expertise, provides critical leadership for the strategic initiatives and challenges of the future.
During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Kenneth C. Aldrich currently serves as the Lead Independent Director.
The position and role of the Lead Independent Director is intended to facilitate communication between the Board of Directors and the Chairman and Chief Executive Officer and other members of management. The Lead Independent Director has the following duties:

•	To organize, convene and preside over executive sessions of the non-management and independent directors and promptly communicate approved messages and directives to the Chairman;

•	To preside at all meetings of the Board of Directors at which the Chairman is not available;

•	To collect and communicate to the Chairman the views and recommendations of the independent directors, relating to his or her performance; and

•	To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.
The Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the Board of Directors and sound corporate governance policies and practices.
Our Board of Directors' Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.
Each committee of the Board of Directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus and reviews risks and exposures related to management succession planning. The Audit Committee reviews strategic, financial and execution risks and exposures and regulatory exposures and other current matters that may present material risk to the company. The Audit Committee also oversees our internal audit function and discusses with management and our independent registered public accounting firm our policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Audit Committee receives periodic reports from our Chief Risk Officer on our enterprise risk management program. The Compensation Committee reviews risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans. The Nominating and Corporate Governance Committee reviews risks and exposures relating to significant legal compliance risks and also monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.
Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit who is an officer of the company and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors (other than Mr. Brewster) and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our Board of Directors has determined that the following director nominees and members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Timothy R. Greenleaf
J. Chris Brewster	William I. Jacobs
Glinda Bridgforth Hodges	Michael J. Moritz
Rajeev V. Date	George T. Shaheen
Mary J. Dent
In determining that the Mr. Brewster is independent, our board of directors considered the commercial relationship between Green Dot and Cardtronics, Inc. and found that it did not impact his independence. Prior to his appointment to the Board, Mr. Brewster served as Chief Financial Officer of Cardtronics from February 2004 to February 2016, when he became an executive advisor to that company to assist in the orderly transition to his successor. In the ordinary course of our business, we incur expenses in connection with enabling our cardholders’ use of ATMs provided by third party vendors, including Cardtronics, Inc. Our payments to Cardtronics and its affiliates were approximately $1.0 million in 2015 and approximately $0.1 million during the three months ended March 31, 2016. The amounts paid to Cardtronics during 2015 represented approximately 0.2% of our total operating expenses for the year and less than 0.1% of Cardtronics’ total revenues for 2015.
All members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of any committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our Board of Directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

Audit Committee
Our Audit Committee is comprised of Mr. Greenleaf, who is the chair of the Audit Committee, and Ms. Dent and Mr. Shaheen. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board of Directors has determined that Mr. Greenleaf is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience in the areas of venture capital and private equity investment (including strategic financial analysis), finance and business generally. Pursuant to its charter, our Audit Committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the Audit Committee report that the SEC requires in our annual proxy statement.
Compensation Committee
Our Compensation Committee is comprised of Mr. Aldrich, who is the chair of the Compensation Committee, and Messrs. Greenleaf, Moritz and Shaheen. The composition of our Compensation Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter our Compensation Committee, among other things:

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
From time to time, in accordance with the provisions of its charter, our Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in the “Executive Compensation-Compensation Discussion and Analysis” below. Our Compensation Committee periodically reviews the market practice for non-employee directors for companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Our Compensation Committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent consultant. Representatives of our Compensation Committee’s independent compensation consultant meet informally with the chair of our Compensation Committee and, from time to time, with our Compensation Committee during its regular meetings. The independent compensation consultant selected by our Compensation Committee works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee's approval. Our Compensation Committee selected Deloitte Consulting LLP ("Deloitte Consulting") to provide advice and ongoing recommendations on executive compensation matters for 2015. In 2015, our Compensation Committee considered Deloitte Consulting's independence as its independent compensation consultant by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Committee determined that no conflict of interest exists.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Mr. Aldrich, who is the chair of the Nominating and Corporate Governance Committee, and Mses. Bridgforth Hodges and Dent. The composition of our

Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees to our Board of Directors and its committees;

•	oversees the evaluation of the performance of our Board of Directors and its committees and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our Board of Directors concerning our corporate governance guidelines and other corporate governance matters.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Lead Independent Director, currently Mr. Aldrich, is the presiding director at these meetings.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2015, the Board of Directors met four times, including telephonic meetings, the Audit Committee held nine meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held four meetings. During 2015, a former director, Samuel Altman, and a continuing director, Mr. Moritz, each attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. Excluding directors who were not standing for re-election at the meeting, seven of our directors attended our 2015 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.
The address for these communications is:
Corporate Secretary
Green Dot Corporation
3465 East Foothill Blvd.
Pasadena, CA 91107
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the Board of Directors' committees. In addition, neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board of Directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

BACKGROUND TO THE SOLICITATION
The following describes material contacts Green Dot has had with Harvest Capital Strategies, LLC (together with its affiliates and related parties, “Harvest”) leading up to the current proxy contest. Harvest has nominated three directors to serve in place of the three directors who are recommended by our Board for election. During these contacts, our representatives provided only publicly available information, as Harvest refused to sign confidentiality agreements that would have enabled us to discuss our strategies and plans in more depth. The following does not include ordinary course contacts between Harvest and us relating to our quarterly conference calls and investor events. The Board does not endorse the Harvest nominees and unanimously recommends you use the WHITE proxy card to vote FOR the election of each of the nominees proposed by the Board.
On March 25, 2015, at Harvest’s request, two of our directors, Mr. Aldrich and Ms. Dent, met in person with Jeffrey Osher, Managing Director of Harvest, and Craig Baum, Director of Harvest. During this meeting, Messrs. Osher and Baum asked questions regarding our business and strategy for the future and raised concerns about our company’s performance and the leadership and integrity of our CEO, Mr. Streit, many of which had been highlighted in a letter, dated March 23, 2015, that Harvest submitted to Mr. Aldrich and Ms. Dent.
On March 30, 2015, at the request of Mr. Aldrich and Ms. Dent, Harvest submitted another letter to further detail the concerns Messrs. Osher and Baum raised during the meeting on March 25, 2015.
On May 22, 2015, with the Board’s knowledge and consent, David Battaglia, a lawyer at Gibson Dunn, Mr. Streit’s attorney, sent a letter to Joe Jolson, JMP Group’s CEO. Among other things, the letter acknowledged that it was appropriate for Mr. Osher to freely and passionately voice his criticisms, served to call to Mr. Jolson’s attention concerning behavior on the part of Mr. Osher and have Mr. Jolson take appropriate action, and invited communication between the principals with the goal of promoting further engagement, including offering an in-person meeting among Mr. Streit, other Board members and Mr. Jolson at his offices.
On June 1, 2015, following the Company’s next regularly scheduled meeting of the Board on May 28, 2015, on behalf of the Board, Mr. Aldrich and Ms. Dent submitted a letter to Messrs. Osher and Baum, responding to some of their concerns.
On November 16, 2015, following Mr. Osher’s e-mail request to meet with the Board, Mr. Aldrich and Ms. Dent sent an e-mail to Mr. Osher offering to arrange a meeting and offering to provide Harvest with access to a wide range of information, subject to a confidentiality agreement, to make an informed assessment of our company's future prospects.
On December 10, 2015, after rejecting Green Dot’s offer of access to confidential information, Mr. Osher, Mr. Baum and Kevin Lynch, Harvest’s President and Chief Operating Officer, met with the independent members of the Board (other than Ms. Bridgforth Hodges who missed the meeting due to illness) and our General Counsel, Mr. Ricci. During this meeting, Harvest’s representatives presented their views and concerns regarding our company’s performance and the leadership and integrity of our CEO, Mr. Streit.
On January 25, 2016, Harvest filed a Schedule 13D with the SEC disclosing it beneficially owned 6.2% of the outstanding shares of our Class A common stock and issued a letter to the Board and published presentation materials noting Harvest’s concerns regarding Mr. Streit, demanding immediate leadership change and outlining its plans for enhancing long-term shareholder value at Green Dot. In particular, Harvest’s Schedule 13D, letter and presentation material call for: (i) the removal of Mr. Streit as CEO; (ii) the reconstitution of the Board; (iii) the realignment of strategic initiatives for the purpose of balancing growth targets and profitability; (iv) rightsizing the cost-structure and optimizing the capital structure; and (v) unlocking inherent earnings power.
On February 12, 2016, the Board submitted a letter to Harvest, advising it that the Board was seeking to add to its membership and would be reaching out to its ten largest stockholders to identify suitable candidates. The letter invited Harvest to be part of this search process and noted that the Board was prepared to collaborate in good faith with Harvest on the selection of appropriate candidates.
On February 18, 2016, Harvest submitted a letter to the Board, rejecting the Board’s invitation and stating the offer to identify additional director candidates was inconsistent with the change Harvest is seeking.
On March 3, 2016, Harvest issued a public letter addressed to the Board, in which it reiterated many of the same concerns and criticisms it raised in prior communications and addressed the six-step plan introduced during Green Dot’s earnings call. In addition, Harvest announced it was in the process of recruiting three directors for election at the Annual Meeting, whom it would announce subsequently.
On March 9, 2016, Mr. Streit e-mailed Mr. Osher and, on behalf of the Board, offered Harvest the opportunity to name one Board member to be appointed immediately in an effort to reach a settlement and Mr. Streit personally proposed to take no equity compensation for two years and to work with our Compensation Committee to further align his cash compensation with Green Dot’s stated performance objectives.
On March 11, 2016, Mr. Osher rejected the Board’s settlement offer and Mr. Streit’s personal offers regarding his compensation.
On March 13, 2016, Mr. Streit e-mailed Mr. Osher, expressing the Board’s disappointment with Mr. Osher’s response to its offer and reminding him that the Board and Mr. Streit continued to be willing to engage with Harvest.
On March 14, 2016, Harvest publicly announced and delivered a letter to us nominating three nominees for election to the Board at the Annual Meeting.
On March 25, 2016, on behalf of the Board, Don Duffy, our outsourced IR leader, called one of Harvest's nominees, George Gresham, advising him that the Board in good faith wished to appoint him as a director immediately to a class of the Board that is not up for election at the Annual Meeting, and inviting him to meet with the Board and accept its invitation.
On March 28, 2016, Mr. Gresham contacted Mr. Duffy to decline the Board's offer.
On March 29, 2016, we filed with the SEC a preliminary proxy statement with respect to the Annual Meeting.
On April 1, 2016, Harvest filed with the SEC a preliminary proxy statement with respect to the Annual Meeting.
On April 11, 2016, we filed with the SEC amendment no. 1 to our preliminary proxy statement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The term of the directors in Class III expire at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2017 and 2018, respectively.
Biographical information for each of the nominees and each director whose term of office will continue after the upcoming meeting is set forth in the section titled "Continuing Directors" below. We have highlighted in that section, the specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of Green Dot. In addition to the information set forth in that section, Appendix A sets forth information relating to certain of our directors, officers, and employees who are considered "participants" in this proxy solicitation under the rules of the SEC by reason of their position as Green Dot directors or because they may be soliciting proxies on our behalf.
Board Recommendation. The Board unanimously recommends that you vote on the enclosed WHITE proxy card or voting instruction form "FOR ALL" of the Board's nominees for election: Timothy R. Greenleaf, Michael J. Moritz and Steven W. Streit.
Background to the Board's Recommendation in Favor of its Nominees. The Nominating and Corporate Governance Committee and the Board consider a number of factors and principles in determining the slate of director nominees for election to the Board. In particular, the Nominating and Corporate Governance Committee and the Board considered the following factors and principles to evaluate and select nominees:

•
The Board should be composed of directors chosen on the basis of their competence, integrity, skills, business acumen, financial and other expertise, breadth of experience and knowledge about our business or industry.

•
Other factors relevant to applicable regulatory authorities, including reputation and record of compliance with laws and regulations and of fulfilling any commitments to, and any conditions imposed by, such authorities.

•	Willingness and ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition.

•	Directors should also represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

•	Demonstrated interest in our company and its long-term success.

•	Ability to work productively with others.

•
In addressing the overall composition of the Board, characteristics, such as diversity of business experience, expertise, viewpoints and personal backgrounds, that are expected to contribute to the Board of Directors' overall effectiveness.

The Nominating and Corporate Governance Committee and Board have evaluated each of Messrs. Greenleaf, Moritz and Streit and each of Harvest's proposed nominees against the factors and principles Green Dot uses to select nominees for director. Based on this evaluation, our Nominating and Corporate Governance Committee and the Board concluded that it is in the best interests of Green Dot and its stockholders to vote "FOR ALL" of the Board's nominees to continue to serve as directors of Green Dot. However, as explained below, the Nominating and Corporate Governance Committee also determined that among Harvest's proposed nominees, only George Gresham was suitable for appointment as a director through its search process. Mr. Gresham was then approached directly and offered an immediate appointment as a director to a class of the Board that is not up for election at the Annual Meeting. He declined the Board's offer.
Director Search Process and Recent Board Appointments. During our earnings call in February 2016, Green Dot announced that Harvest was fair to note that we could benefit from different perspectives on the Board and, to that end, we had commenced an open search process under the oversight of our Nominating and Corporate Governance Committee to identify experienced and highly-qualified independent directors to expand the Board with. The search process was conducted in a manner that included the solicitation of input and potential director candidates from our ten largest unaffiliated stockholders, primarily though conference calls with each investor and Ms. Dent, a member of our Audit Committee and Nominating and Corporate Governance Committee, and members of management. In addition to meetings and calls with our investors, the Nominating and Corporate Governance Committee sought and obtained recommendations from our financial advisors, communications consultants and other third parties. Furthermore, following Harvest’s announcement of its proposed nominees, our Nominating and Corporate Governance Committee convened a meeting for the purpose of evaluating Harvest nominees in order to determine whether or not any or all of those nominees would be suitable members to add to the Board as part of its search process.
In connection with its evaluation of Harvest’s proposed nominees, the Nominating and Corporate Governance Committee determined that one of those proposed nominees, George Gresham, would be a suitable addition to an expanded Board. In reaching this conclusion, the Nominating and Corporate Governance Committee determined that Mr. Gresham would complement the Board’s existing composition with his industry experience and background as a chief financial officer, and that Mr. Gresham's personal references and industry background checks were positive. Upon the recommendation of the Nominating and Corporate Governance Committee, on March 25, 2016, the Board sought in good faith to appoint Mr. Gresham to the Board immediately to a class of the Board that is not up for election at the Annual Meeting. In addition to helping accomplish the goal of the search process, the Board also hoped that appointing Mr. Gresham would help achieve what it previously attempted to do directly through settlement offers to Harvest. Given a long standing personal relationship between Mr. Gresham and Green Dot’s outsourced IR leader, Don Duffy of the firm ICR, the Board directed Mr. Duffy to contact Mr. Gresham on its behalf to extend its offer of immediate appointment. Mr. Duffy contacted Mr. Gresham and discussed with him the Board’s offer. Mr. Gresham was, in Mr. Duffy’s view, cordial and appreciative of the contact and asked for some time to consider the offer. Three days later, Mr. Gresham notified Mr. Duffy that he would decline the Board’s offer.
After numerous candidates had been identified, interviewed and evaluated, Samuel Altman, a non-independent Class I director, voluntarily agreed to step down from the Board, effective immediately prior to the new director appointments, in order to facilitate the appointment of three independent directors without necessitating the expansion of the Board beyond two new seats. Thereafter, the Board appointed the following new directors: J. Chris Brewster, former Chief Financial Officer of Cardtronics, Inc.; Rajeev V. Date, Managing Partner of Fenway Summer LLC and former Deputy of the CFPB; and William I. Jacobs, Chairman of Global Payments, Inc. and former executive of MasterCard International. Please see “- Continuing Directors” below for the biographies and other information concerning our newly appointed directors, including the primary individual experience, qualifications, qualities and skills of each new director that led to the conclusion that he should serve as a member of the Board at this time.

* * *
The persons named as proxies on the WHITE proxy cards intend to vote the proxies “FOR” the election of each of the three nominees named below, unless the WHITE proxy card is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.
The Board does not endorse the Harvest nominees and urges you not to sign or return any proxy card that may be sent to you by Harvest. Voting to "WITHHOLD" with respect to any of Harvest's nominees on its proxy card is not the same as voting for the Board's nominees because a vote to "WITHHOLD" with respect to any of Harvest's nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the Harvest proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted - any proxy may be revoked at any time prior to its exercise at the meeting. See "How can I change my vote after submitting my proxy" above for more information. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 800-5186 or collect at (212) 750-5833.
Nominees to the Board of Directors
The nominees, and his age, occupation and length of board service as of March 31, 2016, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Steven W. Streit	54	Chairman, President and Chief Executive Officer, Green Dot Corporation	October 1999
Timothy R. Greenleaf (1)(2)	59	Managing Director, Fairmont Capital, Inc.	January 2001
Michael J. Moritz (2)	61	Managing Member, Sequoia Capital	February 2003
_____________

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

Steven W. Streit is our founder, and has served as our President and a director since October 1999, our Chief Executive Officer since January 2001 and our Chairman since February 2010. He also served as our Secretary from October 1999 to April 2000 and as our Treasurer from October 1999 to April 2004. We believe Mr. Streit should serve as our Chairman based on the perspective and experience he brings to our Board of Directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our Board of Directors.
Timothy R. Greenleaf has been the Managing Director of Fairmont Capital, Inc., a private equity firm with a focus on investments in middle-market consumer-related businesses, since January 1999. Previously, Mr. Greenleaf was a partner at the law firm of Fulbright & Jaworski L.L.P., specializing in mergers and acquisitions, and tax and corporate structuring. Mr. Greenleaf is currently on the Board of Trustees and is a member of the Audit Committee of the University of California Riverside Foundation. He is also a Board member and on the Executive Committee of the Greater Los Angeles Area Council for the Boy Scouts of America. He recently served as an Executive Fellow to the A. Gary Anderson Graduate School of Management at the University of California, Riverside School of Business Administration. Mr. Greenleaf has also served on a number of other boards of directors, including Fairmont Capital, Garden Fresh Restaurant Corp. (Souplantation) and Shari's Management Corp. Mr. Greenleaf holds a dual B.A. in administrative studies and political science from the University of California at Riverside, a J.D. from Loyola Law School and an L.L.M. in taxation from New York University Law School. We believe Mr. Greenleaf should serve as a member of our Board of Directors based on his experience as a private equity investor, tax attorney and financial advisor, the leadership qualities he brings to our Audit Committee and the perspective he adds to our Board of Directors from his service on the boards of directors of other companies. The Board also believes that Mr. Greenleaf's service as a key contact with our regulatory authorities since our inception as a bank holding company gives the Board direct insight into the regulatory environment and concerns affecting our company, and that the level of trust he has established with our regulatory authorities would be difficult to replace. Additionally, we believe he provides the Board with deep insight into critical organizational functions, such as enterprise risk management and cybersecurity, due to his active oversight and dialogue with employees and consultants.
Michael J. Moritz has been a member of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz has served on the Board of Directors of LinkedIn Corporation, an online professional networking company, since January 2011. He has previously served as a director of a variety of companies, including Flextronics Ltd., Google Inc., PayPal, Inc. and Yahoo! Inc. Mr. Moritz holds an M.A. in modern history from Christ Church, Oxford. We believe Mr. Moritz should serve as a member of our Board of Directors based on the important perspective he brings to our Board of Directors from his over 25 years of experience in the venture capital industry, providing guidance and counsel to a wide variety of companies, and service on the boards of directors of a range of consumer- or retail-oriented, private and publicly-held companies. The Board also believes that Mr. Moritz provides the Board with firsthand insights into next-generation business models and new technologies and opportunities, helping inform the Board's and our company's strategic planning.

Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2016, after giving effect to the appointment of Messrs. Brewster, Date and Jacobs as directors and Mr. Altman's retirement from the Board in April 2016, are provided in the table below.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
J. Chris Brewster	66	Former Chief Financial Officer, Cardtronics, Inc.	April 2016
Rajeev V. Date	45	Managing Partner, Fenway Summer LLC	April 2016
Mary J. Dent (1)(3)	54	General Counsel, Insikt, Inc.	August 2013
Class II Directors:
Kenneth C. Aldrich* (2)(3)	77	President, The Aldrich Company	January 2001
Glinda Bridgforth Hodges (3)	63	Personal Finance Expert and Consultant	December 2014
William I. Jacobs	74	Chairman, Global Payments, Inc.	April 2016
George T. Shaheen (1)(2)	71	Retired, current Chairman, Korn/Ferry International	September 2013
_____________

*	Lead Independent Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee
J. Chris Brewster was the Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he became an executive advisor to that company to assist in the orderly transition to his successor. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly-traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held Internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly-traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly-traded operator of 1,100 convenience stores. Mr. Brewster holds a B.S. degree in industrial management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School. We believe Mr. Brewster should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Financial Officer of various companies, including most recently holding a long tenured CFO position at a company highly correlated with Green Dot’s customer base and business model, and his consumer financial services industry experience more broadly.
Rajeev V. Date is the founder and has been the Managing Partner of Fenway Summer LLC, a venture investment firm focused on financial services, since April 2013. Mr. Date has also served as Managing Director of Fenway Summer Ventures L.P., a venture capital fund, since May 2015, and as a senior advisor to the Promontory Financial Group, a financial services advisory firm, since April 2015. Prior to founding Fenway Summer, Mr. Date served in a variety of capacities at the U.S. Consumer Financial Protection Bureau (“CFPB”) and the U.S. Department of the Treasury from October 2010 to January 2013. He had served as the Associate Director for Research, Markets, and Regulations; as Deputy Director; and for six months as the acting head of the CFPB, carrying the title Special Advisor to the Secretary of the Treasury. During this time, he also served on the senior staff committee of the Financial Stability Oversight Council, and as a statutory deputy to the FDIC Board. Prior to his public service, Mr. Date was Chairman and Executive Director of the Cambridge Winter Center for Financial Institutions Policy, a think tank focused on financial reform, from February 2009 to September 2010. He also served as a Managing Director in the Financial Institutions Group at Deutsche Bank Securities from August 2007 to February 2009, and in various capacities at Capital One Financial, a bank holding company, from 2001 to 2007, including most recently as Senior Vice President for Corporate Strategy and Development. Mr. Date began his business career in the financial institutions practice of the consulting firm McKinsey & Company. He has also served as an attorney, in both private and government practice. Mr. Date currently serves on the boards of directors of several private companies, including Circle Internet Financial, Inc., a social payments firm; College Ave Student Loans LLC, a private student lender; Ethos Lending LLC, a wholesale mortgage originator; FS Card Inc., a mass-market credit card venture;

Kensington Vanguard National Land Services, LLC, a title insurance agency; and Prosper Marketplace, Inc., an online marketplace lender. Mr. Date holds a B.S. in industrial engineering and operations research from the University of California at Berkeley, and a J.D. from the Harvard Law School. We believe Mr. Date should serve as a member of our Board of Directors based on his extensive experience in the private and public sector, the perspective he brings as both an investor and board member at leading Fintech companies and his understanding of the unique needs of operations and governance at highly regulated bank holding companies.
Mary J. Dent has served as General Counsel of Insikt, Inc., a provider of white label "Lending as a Service" loan platform and investing marketplace, since January 2016. Previously, Ms. Dent served as the founder of dcIQ, a public policy consulting firm, from August 2013 to December 2015, as Vice President, Public Policy of Silicon Valley Bank, a provider of financial services for high-growth companies in the technology, life sciences and clean technology sectors, from April 2013 to August 2013; as General Counsel of the SVB Financial Group, the bank holding company of Silicon Valley Bank, from May 2006 to April 2013; and as General and Special Counsel of New Skies Satellites, now a subsidiary of SES, a provider of satellite based telecommunications and information services, from 2000 to 2006. Ms. Dent holds a B.A. in economics from the University of California, Los Angeles and a J.D. from Stanford Law School. We believe Ms. Dent should serve as a member of our Board of Directors based on the extensive experience and perspective she brings on commercial and consumer banking matters, the evolution of the U.S. financial services sector, and the public policy environment in which banks and other providers of financial services operate.
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich previously served on the Board of Directors of Encode Bio, Inc., Convergent Investors LLC, MakeItWork, Inc., JobSync, Inc. and WaveTec Vision Systems, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our Board of Directors based on his extensive corporate management experience, including serving as the chief executive officer of a publicly held company and the chief financial officer of another publicly-held company, and his experience with the organizational challenges involved with operating a publicly-held company.
Glinda Bridgforth Hodges is a personal finance expert and consultant with over forty years of experience with financial institutions, the author of consumer financial education books and articles and a regular contributor on national television and radio shows. Ms. Bridgforth Hodges has served as a financial consultant since 1990 when she founded Bridgforth Financial & Associates, LLC, a financial counseling company that specializes in a holistic approach to cash flow and debt management. Since January 2010, Ms. Bridgforth Hodges served as a member of the Board of Directors of Green Dot Corporation's subsidiary bank, Green Dot Bank. Previously, Ms. Bridgforth Hodges served as Assistant Branch Manager at Detroit Bank & Trust (now Comerica Bank) from 1974 to 1976 and in various roles at Wells Fargo Bank from 1976 to 1988, including over seven years as an Assistant Vice President and Branch Manager. Ms. Bridgforth Hodges holds a B.S. in education from Western Michigan University. We believe Ms. Bridgforth Hodges should serve as a member of the Board of Directors based on the perspective she brings as a hands-on personal finance expert and consultant with extensive experience serving low and moderate income American families.
William I. Jacobs has served as the Chairman of the Board of Directors of Global Payments, Inc., a payment processing services company, since June 2014. He also served as Lead Independent Director of that company from 2003 to May 2014 and has served as one of its business advisors since August 2002. In addition, Mr. Jacobs currently serves as Chair of its Compensation Committee and as a member of its Governance and Nominating Committee, and previously served on that company’s Audit Committee. Prior to joining Global Payments, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company, a retail energy company, from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in senior roles at MasterCard International, including serving as it Senior Executive Vice President, Strategic Ventures from 1999 to 2000 and as its Executive Vice President, Global Resources from 1995 to 1999. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., a bond insurance company, from 1984 to 1994. Mr. Jacobs previously served on the board of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008 and Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006. Mr. Jacobs currently serves on the board of directors of The BondFactor Company, a private municipal financial guaranty company. Mr. Jacobs holds a B.S. degree in business administration from The American University and a J.D. from The Washington College of Law of The American University. We believe Mr. Jacobs should serve as a member of our Board of Directors based on his extensive management experience in the financial services sector, including in finance and operations and his experience as a board member of other public companies, including committee service. In particular, we believe Mr. Jacobs’ experience as a long-serving member on the board of directors of Global Payments, including serving as Chairman during the period of time that company announced one of the largest acquisitions ever in the payments industry, will provide Green Dot with highly relevant and specific expertise in the payments and financial services industries.
George T. Shaheen was the Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, a privately held technology company in the data collection, storage and analytics space from December 2006 until July 2009. Prior to that, Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988-1999. Mr. Shaheen has served as the Chairman of the Board of Korn/Ferry International, an international executive search and consulting firm, since September 2009. Since June 2004 he has served on the board of NetApp, an enterprise technology company that provides data storage systems. Since September 2013, he has served on the board of Marcus & Millichap, a commercial real estate brokerage company. Since March 2007, he has served as a board member of 247- Inc., a privately held venture backed customer service technology company. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
There are no familial relationships among our directors and officers.
Director Compensation
The following table provides information for the year ended December 31, 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2015.

Director Compensation - 2015
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Kenneth C. Aldrich	130,000	104,992	—	—	234,992
Samuel Altman*	70,000	104,992	—	—	174,992
J. Chris Brewster†	—	—	—	—	—
Glinda Bridgforth Hodges	105,000	104,992	—	12,323	222,315
Rajeev V. Date†	—	—	—	—	—
Mary J. Dent	117,500	104,992	—	—	222,492
Timothy R. Greenleaf	137,000	104,992	—	17,452	259,444
William I. Jacobs†	—	—	—	—	—
Michael J. Moritz	—	—	—	—	—
George T. Shaheen	99,500	104,992	—	—	204,492
_____________

*	Former director

†	Messrs. Brewster, Date and Jacobs were appointed to the Board of Directors after December 31, 2015 and did not receive any compensation for 2015.

(1)
Non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received an annual retainer fee of $70,000 plus any additional annual fees due for service on our committees or as our lead independent director according to the schedule described below under "Annual and Meeting Fees." Mr. Greenleaf, Mr. Shaheen, Ms. Bridgforth Hodges and Ms. Dent each also received compensation of $35,000, $10,000, $30,000 and $30,000, respectively, for their service as directors or committee members of our subsidiary bank.

(2)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards of restricted stock units granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested restricted stock unit awards held by each non-employee director as of December 31, 2015, see the column “Unvested Restricted Stock Units” in the table below.

(3)
Beginning in 2015, stock options are no longer a regular component of non-employee director compensation. For information regarding the number of stock options held by each non-employee director as of December 31, 2015, see the column “Stock Options Outstanding” in the table below.

(4)	Represents the cost of health insurance benefits provided to our directors on the same basis as our other eligible employees.

Our non-employee directors held the following number of stock options and restricted stock units as of December 31, 2015.

Name	Stock Options Outstanding	Unvested Restricted Stock Units
Kenneth C. Aldrich	31,281	7,037
Samuel Altman	123,298	7,037
J. Chris Brewster	—	—
Glinda Bridgforth Hodges	24,980	7,037
Rajeev V. Date	—	—
Mary J. Dent	16,048	7,037
Timothy R. Greenleaf	31,281	7,037
William I. Jacobs	—	—
Michael J. Moritz	—	—
George T. Shaheen	16,048	7,037
_____________
Annual and Meeting Fees. During 2015, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received the following cash compensation:

•	$70,000 annual cash retainer

•	$25,000 annual fee for chairing our Audit Committee and $12,500 for serving as a non-chair member of our Audit Committee

•	$20,000 annual fee for chairing our Compensation Committee and $7,000 for serving as a non-chair member of our Compensation Committee

•	$15,000 annual fee for chairing our Nominating and Corporate Governance Committee and $5,000 for serving as a non-chair member of our Nominating and Corporate Governance Committee

•	$25,000 annual fee for the Lead Independent Director
During 2015, we also compensated any non-employee director who served on the Board of Directors, Audit Committee or Community Reinvestment Act Committee of our subsidiary bank. The annual retainer fee for board service is $25,000, the additional annual retainer fee for Audit Committee service is $10,000 for the chair of the Audit Committee and $5,000 for each of the Audit Committee's other members and the additional annual retainer fee for Community Reinvestment Act Committee service is $5,000.
We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.
Annual Equity Awards. Each non-employee member of the Board of Directors receives annual awards under our 2010 Equity Incentive Plan of restricted stock units having a fair market value on the grant date equal to a pre-determined dollar value equal to $105,000. These awards are granted at each annual meeting of stockholders and either will vest over one year or will be fully-vested at the annual meeting of stockholders following the grant. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and restricted stock unit awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our Board of Directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our Compensation Committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
Director Stock Ownership Guidelines. Since April 2015, upon the recommendation of the Compensation Committee, our Board has instituted the following stock ownership guidelines for its non-employee directors to better align our directors' interests with those of our stockholders. Director guidelines are determined as a multiple of the annual cash retainer for board membership (excluding any fees received for board leadership and committee chairmanship). The director guidelines are established as four times a director's annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the director's spouse, dependent children and/or trust. Directors have 5 years from appointment of the board to acquire and hold the pre-determined level of shares. As of December 31, 2015 , Messrs. Aldrich, Greenleaf and Moritz reached the stated ownership requirements for 2015 . The other directors have until April 2020 to meet the stated thresholds.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE WHITE PROXY CARD“FOR ALL” ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for fiscal year ending December 31, 2016. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our Audit Committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the year ended December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from the independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2015 and 2014. Our Audit Committee has determined that Ernst & Young LLP's provisioning of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2015 and 2014 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2015	2014
Audit fees(1)	$1,302,295	$1,098,695
Audit related fees(2)	114,747	467,200
Tax fees(3)	450,840	472,390
All other fees	—	—
Total fees	$1,867,882	$2,038,285

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)	“Audit related fees” include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

STOCKHOLDER PROPOSAL
Proposal 3 is a stockholder proposal submitted by CalSTRS. If the stockholder proponent, or representative who is qualified under state law, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The stockholder proposal is included in this proxy statement exactly as submitted by the stockholder proponent. Our Board's recommendation on the proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to Green Dot's knowledge, the number of voting securities held by the proponent of the stockholder proposal, upon receiving a written or oral request directed to: Green Dot Corporation, Attn: John C. Ricci, Corporate Secretary, 3465 E. Foothill Blvd., Pasadena, CA 91107, telephone: (626) 765-2000.
PROPOSAL NO. 3
STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
BE IT RESOLVED:
That the shareholders of Green Dot Corporation hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
SUPPORTING STATEMENT:
In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.
In response to strong shareholder support, a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.
CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We, therefore, ask you to join us in requesting that the Board of Directors promptly adopt the majority vote standard for director elections.
Please vote FOR this proposal.
Our Board of Directors' Statement in Support of Proposal 3
Our Board is committed to effective corporate governance practices and values the input of our stockholders. Accordingly, upon receiving the CalSTRS proposal discussed above, our Board and Nominating and Corporate Governance Committee undertook a full review of the proposal, the practices of other publicly-traded companies who have adopted majority voting standards in the election of directors and the anticipated consequences of our adoption of a majority voting standard. In the course of their review, our Board and Nominating and Corporate Governance Committee noted, consistent with CalSTRS' supporting statement above, that over 90% of large-cap companies have adopted majority voting practices in the election of directors. Our Board and Nominating and Corporate Governance Committee also noted that shareholders of publicly-traded companies in the U.S. have generally supported proposals to require majority voting in the election of directors.
Based upon the information gathered in its review of the CalSTRS proposal, and our Board's desire to maintain good corporate governance practices, the Board concluded that the implementation of a majority voting standard in the election of directors would likely benefit our stockholders. Accordingly, our Board determined to recommend that our stockholders vote in favor of Proposal 3.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THIS PROPOSAL
UNLESS OTHERWISE INSTRUCTED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, after giving effect to the appointment of Messrs. Brewster, Date and Jacobs as directors and Mr. Altman's retirement from the Board in April 2016, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock common stock is based on 50,383,735 shares of our Class A common stock outstanding on March 31, 2016. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or restricted stock units that are currently exercisable or exercisable or will settle within 60 days of March 31, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name and Address of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
Steven W. Streit (1)	4,257,697	8.3%
Mark Shifke (2)	724,725	1.4%
Michael J. Moritz (3)	317,799	*
Konstantinos Sgoutas (4)	313,010	*
Timothy R. Greenleaf (5)	269,134	*
Kenneth C. Aldrich (6)	243,860	*
Lewis B. Goodwin (7)	149,604	*
Kuan Archer (8)	88,474	*
Grace T. Wang (9)†	71,402	*
Glinda Bridgforth Hodges (10)	36,420	*
Mary J. Dent (11)	25,911	*
George T. Shaheen (12)	25,911	*
J. Chris Brewster	—	*
Rajeev V. Date	—	*
William I. Jacobs	—	*
All current directors and executive officers as a group (15 persons) (13)	6,752,898	12.7%

5% Stockholders
BlackRock, Inc. (14)	4,305,704	8.5%
Harvest Capital Strategies LLC (15)	3,899,065	7.7%
Vanguard Group, Inc. (16)	3,197,781	6.3%
Fidelity Management & Research Company (17)	2,650,000	5.3%
_____________

*	Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.

†	Ceased serving as an executive officer in 2015.

(1)
Represents 3,518,355 shares held by the Steven W. Streit Family Trust DTD 9/30/2005, of which Mr. Streit is the trustee, 25,757 shares held by his dependent children, 66,585 shares held by Mr. Streit and 647,000 shares subject to options held by Mr. Streit that are exercisable within 60 days of March 31, 2016.

(2)	Represents 673,127 shares held by Mr. Shifke and 51,598 shares subject to options and RSUs held by Mr. Shifke that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(3)
Represents 317,799 shares of Class A common stock held by Mr. Moritz. Does not include shares held by Sequoia Capital Franchise Fund, L.P. and Sequoia Capital Franchise Partners, L.P. Mr. Moritz may be deemed to have shared voting and investment power with respect to the shares held by Sequoia Capital Franchise entities. Mr. Moritz expressly disclaims any such beneficial ownership. The address for Mr. Moritz and each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(4)	Represents 22,015 shares held by Mr. Sgoutas and 290,995 shares subject to options held by Mr. Sgoutas that are exercisable within 60 days of March 31, 2016.

(5)
Represents 219,954 shares held by the Greenleaf Family Trust DTD May 16, 1999, of which Mr. Greenleaf is the trustee, 10,862 shares held by Mr. Greenleaf and 38,318 shares subject to options and RSUs held by Mr. Greenleaf that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(6)
Represents 200,000 shares held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner, 5,542 shares held by Mr. Aldrich and 38,318 shares subject to options and RSUs held by Mr. Aldrich that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(7)	Represents 14,180 shares held by Mr. Goodwin and 135,424 shares subject to options and RSUs held by Mr. Goodwin that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(8)	Represents 27,700 shares held by Mr. Archer and 60,774 shares subject to options and RSUs held by Mr. Archer that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(9)	Represents 71,402 shares held by Ms. Wang.

(10)
Represents 4,403 shares held by Ms. Bridgforth Hodges and 32,017 shares subject to options and RSUs held by Ms. Bridgforth Hodges that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(11)	Represents 2,826 shares held by Ms. Dent and 23,085 shares subject to options and RSUs held by Ms. Dent that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(12)	Represents 2,826 shares held by Mr. Shaheen and 23,085 shares subject to options and RSUs held by Mr. Shaheen that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

(13)	Includes shares subject to options held by all executive officers as a group that are exercisable within 60 days of March 31, 2016.

(14)
Based solely on the information set forth in a Schedule 13G filed by BlackRock Inc. on February 11, 2016. BlackRock Inc. reported that, as of December 31, 2015, it had sole voting over 4,220,400 shares and dispositive power over 4,305,704 shares. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(15)
Based solely on the information set forth in a Schedule 13D originally filed by Harvest Capital Strategies LLC on January 26, 2016, as amended through March 16, 2016. Harvest Capital Strategies LLC reported that, as of March 14, 2016, Jeffrey Osher, Harvest's managing director, had sole voting and dispositive power over 3,899,065 shares, including 500,000 shares underlying call options exercisable within 60 days of such date. The principal business address of Harvest Capital Strategies LLC is 600 Montgomery Street, Suite 1700, San Francisco, CA 94111.

(16)
Based solely on the information set forth in a Schedule 13G filed by The Vanguard Group on February 8, 2016. The Vanguard Group reported that, as of December 31, 2015, it had sole voting over 56,907 shares and dispositive power over 3,197,781 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(17)
Based solely on the information set forth in a Schedule 13G filed by FMR LLC on February 12, 2016. FMR LLC reported that as of December 31, 2015, it had sole voting over 250,000 shares and dispositive power over 2,650,000 shares. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2016, and their positions are shown below.

Name	Age	Position
Steven W. Streit	54	Chairman, President and Chief Executive Officer
Mark L. Shifke	56	Chief Financial Officer
Konstantinos Sgoutas	43	Chief Revenue Officer
Kuan Archer	43	Chief Operating Officer
Lewis B. Goodwin	58	President and Chief Executive Officer, Green Dot Bank
John C. Ricci	50	General Counsel and Secretary
For information regarding Mr. Streit, please refer to Proposal No. 1, “Election of Directors,” on page 25 above.
Mark L. Shifke has served as our Chief Financial Officer since December 2015 and as Senior Vice President, Corporate Strategy/M&A, since June 2014. Prior to his appointment as our Chief Financial Officer, Mr. Shifke had served as our acting Chief Financial Officer from May 2015 to December 2015. From May 2011 to April 2012, he served as our General Manager, Government Programs and Vice President, Special Projects, and then served as Senior Vice President Corporate Development/M&A from April 2012 to June 2014. In addition, Mr. Shifke served as a member of our Board of Directors from January 2001 to February 2004. Prior to joining Green Dot, he served as Managing Director, M&A and Corporate Finance Advisory at J.P. Morgan from 2007 to 2011. Mr. Shifke served as Vice President at Goldman Sachs in Principal Investing from 2002 to 2005, and in M&A Structuring and Advisory from 2005 to 2007. Previously, he was a partner at Davis Polk & Wardwell, LLP, a law firm, a Principal at KPMG LLP, an accounting firm, and a Managing Director of Big Flower Capital Corp. Mr. Shifke holds a B.A. in political science and public administration from Tulane University, a J.D. from Tulane Law School, and a LL.M. in taxation from New York University School of Law.
Konstantinos Sgoutas has served as our Chief Revenue Officer since March 2012. He served as our Chief Product Officer and Executive Vice President, Non-Retail Customer Acquisition, from January 2012 to February 2012. From January 2008 to January 2012, he served as our General Manager, Private Label, from January 2007 to January 2008, he served as our General Manager in the Retail Cards Business Unit and from June 2005 to January 2007, he served as our Director in Product Management. Prior to joining Green Dot, Mr. Sgoutas served as Chief Operating Officer and Vice President of Business Development at Synthean, Inc., an enterprise software services company, from January 2001 to December 2004. From 1995 to 1998, Mr. Sgoutas served as consultant at SH&E, a transportation consulting company now part of ICF International, Inc. Mr. Sgoutas holds a B.Eng in aeronautical engineering from Imperial College London, a Masters in technology/policy and a Masters in transportation from the Massachusetts Institute of Technology, and an M.B.A. from Stanford University.
Kuan Archer has served as our Chief Operating Officer since January 2015. From October 2012 to December 2015, he served as Chief Technology Officer and Executive Vice President of Product Development. Prior to joining Green Dot, he served in a number of positions at Rovi Corporation, a digital media technology provider, from May 2006 to September 2012, most recently as Senior Vice President of Product Development. From September 2004 to April 2006, he served as Director at Symantec Corporation, a security, storage and systems management provider. Prior to his tenure at Symantec, Kuan held a number of software engineering and leadership roles at Microsoft Corporation. Mr. Archer holds a B.S. in computer science from the University of Texas at Austin and an M.B.A. from the University of Washington.
Lewis B. Goodwin has served as President and Chief Executive Officer of our subsidiary, Green Dot Bank, since December 2011. From December 2009 to December 2011, he served as our Senior Vice President, Banking Relations. Prior to joining Green Dot, he served as Chief Executive Officer for Chrysler Financial Bank - in application, a financial services firm from September 2008 to September 2009. He served as Chief Financial Officer at DaimlerChrysler Bank, in application, a financial services company, from June 2005 to August 2008. During this period, he also served as Vice President, Bank Development at DaimlerChrysler Financial Services, a financial services company. He served as Chief Financial Officer at Toyota Financial Savings Bank, a Nevada Thrift company, from May 2003 to June 2005. He served as Senior Vice President and Chief Financial Officer of Medallion Bank, a Utah Industrial Bank, from September 2002 to June 2003. He served as Providian Bank, Utah Vice President Accounting and Finance, a Utah Industrial Bank, from January 1996 to January 2003. He served as Senior Vice President Controller at West One Bank, Utah, a financial services company, from June 1984 to December 1996. Mr. Goodwin received a B.S. in finance and a B.S. degree in accounting from the University of Utah. Mr. Goodwin is a licensed Certified Public Accountant in Utah since 1984.

John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2015 executive compensation program and the compensation paid by the company to the following named executive officers in 2015, referred to throughout this proxy statement as our named executive officers, or NEOs:

•	Steven W. Streit, Chairman, President and Chief Executive Officer, or CEO;

•	Mark L. Shifke, Chief Financial Officer, or CFO;

•	Konstantinos Sgoutas, Chief Revenue Officer, or CRO;

•	Kuan Archer, Chief Operating Officer, or COO;

•	Lewis B. Goodwin, President and Chief Executive Officer, Green Dot Bank; and

•	Grace T. Wang, former Chief Financial Officer.
Green Dot's 2015 Financial Performance and Executive Compensation
2015 was a transitional year for us. While Green Dot had double-digit growth in non-GAAP revenue and adjusted EBITDA driven by acquisitions, our non-GAAP diluted earnings per share were relatively flat due to the offsetting impact of a significant year-over-year revenue decline related to the discontinuation of our MoneyPak product and lower revenue from our private label portfolio. By no means were we satisfied with these financial results, but we believe they represented major achievements in light of the headwinds we experienced. The actual compensation paid to our NEOs under our regular annual executive compensation program reflected these mixed results:

•	We have frozen base salaries at 2014 levels for all NEOs other than our COO, who received an increase in connection with his January 2015 promotion.

•
Based on achievement of 95.1% and 93.2% of our targets for adjusted EBITDA and non-GAAP annual revenue under our variable cash incentive plan, our NEOs were paid 70.9% of their at-target bonus opportunity.

•
Our CRO, whose entire equity award for 2015 was performance-based, forfeited one-third of the shares underlying that award due to failure to meet the revenue goals for 2015, with the remainder subject to achievement of revenue goals for 2016 and 2017. In March 2016, in connection with setting the executive officer compensation program for 2016, our Compensation Committee granted our CRO and other NEOs performance-based restricted stock units that are earned on the basis of achievement of targeted annual non-GAAP diluted earnings per share ("EPS") and vest 25% on the date any shares are earned with the remainder vesting over three thereafter based on service. Our CRO's award entitles him to 27,097 shares at target, and depending on our non-GAAP EPS performance, he could earn as little as 0% (below 93.5% of our non-GAAP EPS target) and as much as 150% (at or above 107.5% of our non-GAAP EPS target) of the target shares.

•
Our CEO’s equity compensation for 2015 was also 100% performance-based. While this award is measured over and vests at the end of a three-year performance period, based on the results in the first year, his award is on pace to vest as to roughly half of the at-target number of shares thereunder.

We also changed organizationally during this year of transition, elevating two non-executive officers to the positions of COO and CFO. Our COO received a pay raise and equity award in January 2015 in connection with his promotion. While we did not increase Mr. Shifke’s compensation package as a result of his May 2015 promotion to CFO, his pre-existing compensation package as our SVP of Corporate Development/M&A (which was established prior to his becoming an executive officer) resulted in equity awards and commitments to grant equity awards that had a material impact on his compensation. In December 2014, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive an RSU in 2016 based on our revenue performance in 2015, and on January 2, 2015 we granted Mr. Shifke an equity award to reward his efforts in 2014 to complete the acquisition of our tax processing business and the related financing in October 2014. For information on the equity awards to our COO and current CFO and the reasons therefor, please see the next table and “Executive Compensation Decisions for the 2015 Performance Year-Long-Term Equity-Based Awards" below.
Compensation Philosophy and Objectives
We believe that the compensation programs offered to NEOs should support the achievement of our financial goals and creation of long-term stockholder value. Accordingly, our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	link compensation to company and individual performance;

•	link cash incentives to our financial performance;

•	align the interests of our NEOs with those of our stockholders, by providing our NEOs with long-term incentives; and

•	promote an ownership culture.
We have endeavored to create an executive compensation program that provides a mix of short-term and long-term incentives and an appropriate balance between fixed and variable compensation that we believe retains and appropriately motivates our executive officers, including our NEOs. In addition, our Compensation Committee and our Board of Directors strive to keep annual base salary at a competitive level while providing executive officers with performance-based equity and variable cash incentive awards in order to reward them well for superior current and long-term performance. Our executive compensation program also has the following features that demonstrate our continued commitment to pay-for-performance and to corporate governance best practices:

•
Our incentive compensation plans do not have guaranteed payout levels, and our NEOs do not receive any payouts under performance-based equity or variable cash incentive awards if the goals are not met. Our executive compensation plans are also capped to discourage inappropriate risk taking.

•
We began granting performance-based restricted stock units (“PRSUs”) to certain of our NEO in 2015 and in 2016 our annual executive compensation program for all NEOs has been modified to be entirely performance-based. We no longer award any stock options to our executive officers.

•	Our various incentive plans use non-duplicative measures that correlate to stockholder value, such that no single metric is overly emphasized in determining payouts.

•
We have implemented robust stock ownership guidelines for our NEOs, requiring them to hold a minimum value in shares so that they have an even greater financial stake in our company, thereby further aligning the interests of our executive officers with those of our stockholders.

•
We have clawback provisions in our cash compensation plans (providing for the return of any excess compensation received by an executive officer if our financial statements are the subject of a restatement due to fraud or intentional illegal conduct).

•
Our executive officers are prohibited from acquiring, selling, or trading in any interest or position relating to the future price of Green Dot securities, such as a short sale. In addition, executive officers are prohibited from holding Green Dot securities in a margin account or pledging Company securities as collateral for a loan.

•	Our equity incentive plan prohibits the repricing or exchange of equity awards without stockholder approval.
Our Compensation Committee considers a variety of factors when setting and evaluating executive officer pay levels, including: tenure, experience, institutional knowledge, retention risk, marketability, replacement cost, leadership skills, and job performance. In addition, the Compensation Committee utilizes competitive market data as a reference point and not as a determinative factor for structuring and determining the amount of compensation to be awarded to our executive officers. The following table presents, for the continuing NEOs, target total "direct compensation" (i.e., the sum of annual base salary, target annual cash incentive award value and grant date value of long-term equity-based incentive awards) and the value of each pay component for 2015. For more detail regarding our Compensation Committee’s decisions, see the narrative under “Executive Compensation Decisions for the 2015 Performance Year" below.

	Target Total Direct Compensation*
Name	Base Salary ($)	Annual Cash Incentives ($)	Long-Term Equity Incentive Awards ($)		Total ($)
Steven W. Streit	666,000	666,000	1,859,334		3,191,334
Mark L. Shifke	450,000	450,000	319,679	(1)	1,219,679
Konstantinos Sgoutas	440,000	440,000	1,592,000		2,472,000
Kuan Archer	440,000	352,000	347,841	(2)	1,139,841
Lewis B. Goodwin	360,000	252,000	671,962		1,283,962
_____________

*	These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which are disclosed in accordance with SEC rules.

(1)
Excludes the grant date fair value of $2,034,000 for 100,000 RSUs that were granted on January 2, 2015, while Mr. Shifke was not an executive officer, to reward his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014, as well as to serve our retention goals and further align his interests with those of our stockholders. Additionally, to align his compensation with his then-current role as SVP of Corporate Development/M&A, prior to his becoming an executive officer, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). In February 2016, our CFO was granted 145,208 RSUs, subject to time-based vesting conditions, as a result of this commitment. The grant date fair value of this award was $3,000,000. This table does not reflect any value of this 2014 commitment because the associated award was not made until 2016.

(2)	Excludes the grant date fair value of $1,017,000 for 50,000 RSUs that were granted in 2015 in connection with Mr. Archer's promotion to Chief Operating Officer as of January 1, 2015.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments, to attract, retain or motivate executive officers. In these situations, we consider our business needs and the potential costs and benefits of special rewards.
Our Compensation Committee believed that the allocation between salary, cash incentives and long-term incentives reflected above encouraged our NEOs to work toward our company's financial success, drive long-term stockholder value over time and did not promote inappropriate risk taking. Additionally, our NEOs' 2015 target pay mix was aligned with competitive market practices.
The following graphs reflect the mix of target compensation of our CEO and our other NEOs in 2015:

CEO
Target Bonus 18%
Base Salary 18%
LTI 64%

Other NEO Average
Target Bonus 26%
Base Salary 31%
LTI 43%

"Say-on-Pay" Results
At our 2011 and 2014 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our NEOs, the so-called "say-on-pay" vote. These proposals passed with approximately 99% and 67% of the votes cast in favor of the say-on-pay proposals presented at the meetings held in 2011 and 2014, respectively. As a result of the 2014 vote results, our Compensation Committee engaged a new compensation consultant and began a comprehensive review of our executive compensation program with the goal of identifying changes to ensure that our incentive compensation remains consistent with Green Dot's compensation philosophy and objectives on executive compensation. In 2015, a series of changes were introduced to our executive compensation program, including first-time grants of PRSUs to our Chief Executive Officer and Chief Revenue Officer and adoption of stock ownership guidelines. PRSUs are subject to the achievement of pre-determined goals over a three-year period. Consistent with our pay-for-performance philosophy, our CEO and CRO received 100% of his 2015 equity grant in the form of PRSUs.
Risk Considerations
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•	a balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•	a mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•	cash incentives solely based on achieving company performance objectives of adjusted EBITDA and annual revenue and subject to our “clawback” right under certain circumstances;

•	maximum award limits for annual cash incentives and PRSUs;

•	stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•	general alignment with prevalent low-risk pay practices.
Our Compensation Committee has assessed our compensation philosophy and objectives and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
Compensation Committee Decision Process
Our Compensation Committee oversees the compensation of our NEOs and our executive compensation programs and initiatives. Our Compensation Committee typically reviews executive officer compensation (including base salary, short-term incentives and long-term incentives), in the first half of each fiscal year, in order to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, our Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's total target direct compensation for the current year based on this review and the other factors described below. We pay cash incentive awards under our Executive Officer Incentive Plan, which is designed to compensate our NEOs for their contribution to achieving financial goals contained in our company financial plan, as explained in further detail below. Authority to make equity award grants to our NEOs currently rests with our Compensation Committee.
We have based most, if not all, of our prior compensation determinations, including those made for 2015, on a variety of factors, including our performance, our financial condition and available resources, individual performance, our need for a particular position to be filled and the recommendations of our CEO (other than with respect to his own compensation). As discussed under “Role of Compensation Consultant” below, for 2015, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for executive officers other than our CEO, our Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are typically made solely by our Compensation Committee.
Role of Compensation Consultant
The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to the Compensation Committee. The Committee has sole authority to retain and terminate the independent compensation consultant. At the Committee's discretion, the independent compensation consultant:

•	attends Committee meetings;

•	assists the Committee in determining peer companies and evaluating compensation proposals;

•	assists with the design of incentive compensation programs; and

•	conducts compensation-related research.

Our Compensation Committee retained Deloitte Consulting LLP ("Deloitte Consulting"), to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review the company's executive compensation programs, assist our Compensation Committee in designing its executive compensation program and provide the Committee an understanding in executive compensation trends. For 2015, our Compensation Committee did not make any changes to the peer groups it established in 2014, based on input from Deloitte Consulting. The primary peer group used to inform our Compensation Committee of pay levels and practices most relevant for the labor market in which Green Dot competes included:

Blackhawk Network Holdings, Inc.	EZCORP, Inc.	Regional Management Corp.
Cardtronics, Inc.	Global Cash Access Holdings, Inc.	WEX, Inc.
Cash America International, Inc.	Heartland Payment Systems, Inc.	World Acceptance Corp.
Cass Information Systems, Inc.	Jack Henry & Associates, Inc.
Euronet Worldwide, Inc.	MoneyGram International, Inc.
Our Compensation Committee also uses a secondary peer group to monitor for pay practice insights and trends, but not for purposes of benchmarking compensation levels. This group consists of the thirteen companies above, as well as three larger companies in the U.S. payment processor industry: Western Union, Global Payments and Total System Services.
Deloitte Consulting conducted a compensation benchmarking study to assist our Compensation Committee with understanding competitive pay levels and design practices. While our Compensation Committee generally considers market data when determining the competitiveness of the executive compensation program, as discussed above, and generally evaluates competitiveness with reference to the 50th percentile of total direct compensation paid to comparable executives within the primary peer group, it uses the findings as a reference point and does not target individual pay elements at a specific percentile.
Elements of Compensation
The key components of our current compensation program for our NEOs are summarized in the table below. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Compensation Element	Form of Compensation	Purpose
Base Salary	Cash	Provide fixed compensation to attract and retain key executives and to offset external factors that may impact incentive pay.
Annual Cash Incentive	Cash	To provide incentives for the achievement of financial performance goals and to reward our NEOs for the achievement of these goals.
Long-term Incentive	Restricted stock units or Performance-based RSUs
To create a strong incentive for our NEOs to achieve our long-term financial performance targets (PRSUs only); to align management's interests with those of our stockholders; and to create an incentive for management to remain employed with the company.

Executive Compensation Decisions for the 2015 Performance Year
Base Salary. We seek to provide our NEOs with a base salary that is appropriate for his or her roles and responsibilities, and that provides him or her with a level of income stability. Our Compensation Committee reviews the base salaries of our NEOs annually, with significant input from our CEO (other than with respect to his own compensation), to determine whether any adjustment is warranted. In considering a base salary adjustment, our Compensation Committee considers our company's overall performance and the NEO's performance, individual contribution, changes in responsibilities and prior experience. Our Compensation Committee may also take into account the NEO's current salary, equity ownership and internal equity.
The annual base salaries of our NEOs other than Mr. Archer were not increased based on our Compensation Committee's assessment that the salaries of our NEOs remained market competitive. In connection with his promotion to Chief Operating Officer, Mr. Archer's annual base salary was increased to $440,000 in recognition of the increase in his responsibilities.

The actual base salaries paid to our NEOs in 2015 are set forth in the “Summary Compensation Table” below.
Annual Cash Incentive Awards. We utilize cash bonuses to incentivize our NEOs to achieve company performance goals on an annual basis and to reward extraordinary accomplishments. We establish bonus targets for cash incentive awards annually, following the end of the year, and we pay bonuses following the end of the performance period (i.e., 2015). Each NEO's target bonus amount is a pre-determined amount that is intended to provide a competitive level of compensation if the executive officer achieves performance goals that are established in the beginning of the performance year. Performance goals consist of two company financial objectives. In general, we use company performance goals to ensure that our executive compensation program aligns the interests of each of our NEOs with those of our stockholders. Additionally, our annual cash incentive awards are intended to compensate our NEOs for their contribution to achieving financial goals for the performance period contained in our company financial plan. We determine the actual bonus award for each of our NEOs according to the level of achievement of company performance objectives. For more information about our cash incentive awards, see “2015 Executive Officer Incentive Bonus Plan”.
Our Compensation Committee may award other cash bonuses at any time during the year to reward a NEO in connection with promotions or other achievements. In 2015, the company did not grant any such bonuses to the NEOs.
2015 Executive Officer Incentive Bonus Plan. Our Compensation Committee evaluated target bonus amounts with reference to the 2015 peer group, using its subjective judgment to determine the amount of bonus sufficient to continue to align the interests of each NEO with those of our stockholders while providing incentives to maximize their efforts throughout the year. For 2015, our Compensation Committee set individual target bonus amounts for the NEOs ranging from 70% to 100% of their respective base salaries. Our NEOs who are responsible for revenue generation-related functions had targets set at a higher level than the other NEOs, reflecting our compensation philosophy to link compensation to company performance where doing so would have the greatest impact on revenue generation. The target bonus amounts for our NEOs for 2015 were as follows: Mr. Streit -- $666,000; Mr. Shifke -- $450,000; Mr. Sgoutas -- $440,000; Mr. Archer -- $352,000, Mr. Goodwin -- $252,000 and Ms. Wang (former CFO) -- $300,000.
For 2015, our Compensation Committee maintained the same incentive bonus plan structure it used in 2014. The 2015 Executive Officer Incentive Bonus Plan provides for annual payments based on two company performance measures, with a threshold level of performance to be achieved in order to receive a minimum payout (for threshold performance) and an opportunity to earn up to 150% of the target bonus amount (for superior performance). Our Compensation Committee believed this plan to be consistent with prevailing market practices among companies within our peer group and with our compensation philosophy and objectives. As explained below, the actual payout amount to each NEO is determined by multiplying the target bonus payment by a “multiplier” (which could be more or less than 100% but cannot exceed 150%) that will vary depending on the percentage of achievement for the two company performance objectives.
Our Board of Directors approves a financial plan for our company for each fiscal year and, in practice, that action resets the financial performance goals used in the Executive Officer Incentive Bonus Plan for that year. For 2015, our NEOs were eligible to earn bonuses based upon attainment of the annual goals contained in our company financial plan for:

•
Adjusted EBITDA, which is calculated as earnings before interest, taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense and other non-recurring items, reflected in our consolidated statements of operations; and

•
Annual revenue, which is calculated by adding the amount of stock-based retailer incentive compensation to the amount of total operating revenues reflected in our consolidated statements of operations.

Adjusted EBITDA and annual revenue were chosen as corporate objectives under the plan because we believed them to be the best indicators of financial success and stockholder value creation for our company at that time. Our Compensation Committee also selected these measures because improvement in these measures aligns with our overall growth strategy, we see these measures as among the most critical of our financial information for the delivery of long-term stockholder value, and these measures balance growth and profitability. We also believe that the focus on adjusted EBITDA as a corporate objective discourages inappropriate risk taking by our executives as it encourages them to take a balanced approach that focuses on corporate profitability.
We believe that, to provide for an appropriate incentive effect, the performance goals should be such that to achieve 100% of the objective, performance over the performance period must be aligned with our company financial plan and that our NEOs should not be awarded for performance that did not approximate our company financial plan. Accordingly, our cash incentive compensation plan was designed to pay our NEOs nothing if our company failed to achieve at least 90% of both company performance objectives. The fact that this threshold level was not achieved at all, during one out of the four years ending December 31, 2015 -- resulting in no amounts being paid to participants under the plan -

and was funded at under 100% in three of those years reflects the general degree of difficulty our Compensation Committee seeks to establish when setting performance goals under the Executive Officer Incentive Bonus Plan.
For 2015, the adjusted EBITDA and annual revenue targets under the plan were $160.0 million (22.5% year-over-year growth) and $750.0 million (26.9% year-over-year growth), respectively. Actual adjusted EBITDA and annual revenue results, in each case as adjusted for the items below, were $152.2 million (16.5% year-over-year growth) and $699.2 million (18.3% year-over-year growth), respectively. We determined that the “multiplier' was 70.9% (95.1% achievement of adjusted EBITDA target and 93.2% achievement of annual revenue target) for 2015. Accordingly, 70.9% of the target bonus amounts were paid to our NEOs per the bonus plan formula. Our Compensation Committee evaluated this outcome and, taking into account its philosophy of linking payment to company performance, determined not to exercise its negative discretion and awarded the NEOs in accordance with the formula.

2015 Performance Component	Threshold ($M)	Target ($M)	Maximum ($M)	Actual ($M)	Actual as a % of Target	Bonus Payout Multiplier (%)
Adjusted EBITDA	$144.0	$160.0	$192.0	$152.2	95.1%	70.9%
Annual Revenue	$675.0	$750.0	$900.0	$699.2	93.2%
The actual cash incentive awards paid to our NEOs in 2015 are set forth in the "Summary Compensation Table" below under the column captioned "Non-Equity Incentive Plan Compensation."
Long-Term Equity-Based Awards. We utilize equity awards to ensure that our NEOs have a continuing stake in our long-term success. Historically, we used two forms of equity for long-term equity incentive compensation: stock options and restricted stock units ("RSUs"). Since 2014, our Compensation Committee has not awarded stock options due to the volatility in our stock price and its desire to manage our "burn rate," as discussed below. The switch to RSU only grants was made to closely align the executive compensation program with long-term incentive grant practices across the peer group and the broader market, and also served as a response to the volatility in our stock price. In 2015, we introduced performance-based restricted stock units ("PRSUs") for our Chief Executive Officer and Chief Revenue Officer. With this change, we allocated 100% of the values of CEO's and CRO's target total long-term incentive in the form of PRSUs. For other NEOs, time-vested restricted stock units were granted as part of our regular annual executive compensation program. We believe these allocations strike the appropriate balance for long-term equity incentive awards between performance and retention.
Equity awards improve our ability to attract executives by providing a total compensation package that is competitive with market practices, while also serving as a retention tool due to their multi-year vesting requirements. We grant equity awards to NEOs on an annual basis. Outside of the annual grant cycle, we typically make grants in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity. Our Compensation Committee takes into account, on a subjective basis, various factors in connection with making its determination. These factors include the responsibilities, past performance and anticipated future contributions of the NEO, the competitiveness of the NEO's overall compensation package with reference to peer group practices, the NEO's existing equity holdings, the extent to which these holdings are vested and the recommendations of our CEO (other than with respect to his own compensation). Beginning in 2012, our Compensation Committee began taking into account “burn rate” in relation to our industry "burn rate guidelines", per certain stockholder and proxy advisor methodology, as an additional factor in making its determinations with respect to long-term equity awards. In 2015, after taking into account the long-term incentive and total direct compensation reference levels of the primary peer group as well as our CEO's recommendations (other than with respect to his own compensation), our Compensation Committee used its judgment to determine the value of equity awards that it believed would provide those NEOs sufficient incentive to help us achieve our long-term growth objectives and likely meet our near-term retention objectives in light of the contributions of those executive officers in 2015.
Restricted Stock Units (RSUs). RSUs represent the right to receive one share of Class A common stock for each RSU that vests upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. Our Compensation Committee believes that RSUs align the interests of the NEOs with the interests of the stockholders because the value of these awards appreciate only if the trading price of our common stock appreciates. A summary of the equity awards to NEOs is set forth below, as well as in the "Grants of Plan-Based Awards - 2015" table, which provides additional information including grant date fair values of each reward.
As part of our regular annual program of awarding equity incentives to our executive officers, following annual review cycle in the first half of 2015 and in consideration of the factors mentioned above for each NEO, our Compensation

Committee determined to grant annual equity awards to each of our NEOs other than our CEO and CRO in May 2015, all in the form of RSUs. The award values were based on the grant date fair value of the shares of common stock underlying the RSUs, computed in accordance with FASB ASC Topic 718. In May 2015, our Compensation Committee made regular annual awards of RSUs representing a total of 21,227, 23,097 and 44,619 shares of our Class A common stock to Messrs. Shifke, Archer and Goodwin, respectively. Ms. Wang was not granted an RSU in light of the transition in her role as CFO. The RSU awards were made under our 2010 Equity Incentive Plan. The vesting schedule for RSUs granted to our NEOs in 2015 provided that each award vests in four equal annual installments.
In addition, our Compensation Committee made two awards to executive officers outside our regular annual program. On January 2, 2015, prior to his becoming an executive officer and while he was serving as our Senior Vice President of Corporate Development/M&A, our Compensation Committee awarded Mr. Shifke 100,000 RSUs to reward his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014, as well as to serve our retention goals and further align his interests with those of our stockholders. On the same date, our Compensation Committee awarded Mr. Archer 50,000 RSUs in connection with his promotion to Chief Operating Officer. The award was made in recognition of his additional responsibilities in serving in that role. As a result, the amounts reported under "Stock Awards" and "Total" in the Summary Compensation Table on page 34 include $2,034,000 in compensation related to 2014 performance for Mr. Shifke and $1,017,000 in promotional compensation for Mr. Archer.
Also, to align Mr. Shifke's compensation with his then-current role as SVP of Corporate Development/M&A, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive an RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). In February 2016, our CFO was granted 145,208 RSUs, subject to time-based vesting conditions, as a result of this commitment. The grant date fair value of this award was $3,000,000. None of the tables below reflect the value of this 2014 commitment because the award was made in 2016. However, the existence of this commitment was taken into account during our Compensation Committee's deliberations and decisions regarding Mr. Shifke's compensation for 2015.
Performance-Based Restricted Stock Units (PRSUs). For 2015, our Compensation Committee granted PRSUs for the first time in furtherance of our pay for performance philosophy. The implementation of this program represents an important step taken by our Compensation Committee to continue to drive a pay-for-performance culture. Unlike RSUs, the shares underlying the PRSUs awarded for 2015 are subject to pre-defined performance requirements over a three-year period. The performance metric for Mr. Streit is our company's total shareholder return ranking as compared to the S&P SmallCap 600 for the period from January 1, 2015 to December 31, 2017. The performance metric for Mr. Sgoutas is year-over-year growth in non-GAAP total operating revenue, excluding revenue generated from acquisitions made in the most recent year, for the 2015 to 2017 period. Subject to certain, limited exceptions, the award shall vest, if at all, only at the end of the applicable performance period and the NEO must be employed by us at the end of such period in order to vest in the award. Assuming 100% achievement of the applicable performance metrics, Mr. Streit would earn 142,587 shares and Mr. Sgoutas would earn 100,000 shares. In addition, Mr. Streit has the opportunity to earn 150% of his target award for superior performance. A summary of the equity awards to NEOs is set forth below, as well as in the "Grants of Plan-Based Awards - 2015" table, which provides additional information, including grant date fair values for each award.
The following table summarizes the number of shares underlying long-term equity incentive awards granted to our NEOs in 2015:

Name	Target PRSUs (#)	RSUs (#)	2014 RSUs (#)		Promotion RSUs (#)
Steven W. Streit	142,587	—	—		—
Mark L. Shifke	—	21,227	100,000	(1)	—
Konstantinos Sgoutas	100,000	—	—		—
Kuan Archer	—	23,097	—		50,000	(2)
Lewis B. Goodwin	—	44,619	—		—
Grace T. Wang*	—	—	—		—
_____________

*	Ceased serving as our Chief Financial Officer in May 2015.

(1)
Represents RSUs that were granted on January 2, 2015, while Mr. Shifke was not an executive officer, in recognition of his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014. Additionally, to align his compensation with his then-current role as SVP of Corporate Development/M&A, prior to his becoming an executive officer, management committed to Mr. Shifke that it would recommend to our

Compensation Committee that he receive an RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). This table does not reflect any value for this 2014 commitment because the associated award was not made until 2016.

(2)	Represents RSUs that were granted in 2015 in connection with Mr. Archer's promotion to Chief Operating Officer as of January 1, 2015.
The following table summarizes the value of each award and the total target equity incentive awards for each NEO as of the Grant Date (values of RSUs are based upon the closing price for a share of our Class A common stock of $15.06 on May 27, 2015; values of other RSUs are based upon the closing price for a share of our Class A common stock of $20.34 on January 2, 2015). Values of PRSUs are based on the grant date fair value of $13.04 and $15.92 for Messrs. Streit and Sgoutas, respectively.

Name	PRSU Value at Grant Date ($)	RSU Value at Grant Date ($)	2014 RSU Value at Grant Date ($)		Promotion RSU Value at Grant Date ($)		Total Target Equity Incentive Awards Value at Grant Date ($)
Steven W. Streit	1,859,334	—	—		—		1,859,334
Mark L. Shifke	—	319,679	2,034,000	(1)	—		2,353,679
Konstantinos Sgoutas	1,592,000	—	—		—		1,592,000
Kuan Archer	—	347,841	—		1,017,000	(2)	1,364,841
Lewis B. Goodwin	—	671,962	—		—		671,962
Grace T. Wang*	—	—	—		—		—
_____________

*	Ceased serving as our Chief Financial Officer in May 2015.

(1)
Represents the grant date fair value for 100,000 RSUs that were granted on January 2, 2015, while Mr. Shifke was not an executive officer, in recognition of his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014. Additionally, to align his compensation with his then-current role as SVP of Corporate Development/M&A, prior to his becoming an executive officer, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive an RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). This table does not reflect any value for this 2014 commitment because the associated award was not made until 2016.

(2)	Represents the grant date fair value for 50,000 RSUs that were granted in 2015 in connection with Mr. Archer's promotion to Chief Operating Officer as of January 1, 2015.
Severance and Change in Control Agreements
In connection with our initial public offering in 2010, we entered into severance arrangements with our then-current named executive officers. These arrangements included severance pay and accelerated vesting of equity awards. These arrangements were designed to promote retention of our senior executive team. As our organization has matured and there have been transitions in management, we have not offered these arrangements to newly-hired executive officers. As a result, for 2015, only the CEO and another executive officer continued to have these arrangements. Additionally, in 2015, upon our Compensation Committee's recommendation, the Board of Directors approved and adopted a policy applicable to all employees that provides for "double trigger" acceleration of vesting of equity awards in connection with a qualifying change in control of our company. For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate. Receipt of benefits under the policy is conditioned upon the employee's delivery of a release of claims in our favor. Details of each of our NEO's severance arrangements, including estimates of amounts payable in specified circumstances, are disclosed under “Severance and Change of Control Agreements” below. The value of our severance arrangements for our NEOs was not a material factor in our Compensation Committee's or our Board of Directors' determination of the level of any other element of their compensation.
In connection with her May 2015 transition from her former position as Chief Financial Officer to her new position of Senior Vice President, Corporate Finance and Business Intelligence, in November 2015, we entered into a letter agreement with Grace T. Wang that provided for the payments that are disclosed under "-Severance and Change of Control Agreements" below.

Other Executive Benefits and Perquisites
In 2015, we did not provide perquisites to our executives that are generally unavailable to other employees. During 2015, we provided the following benefits to our NEOs on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Other Compensation Practices and Policies
Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer and each of the other named executive officer (other than its chief financial officer), unless compensation is performance-based. Prior to the time we became a publicly-held company, our Board of Directors had not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our 2010 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered officers in connection with the exercise of stock option grants made under the plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Although our Compensation Committee generally seeks to structure compensation payable to covered officers to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating NEOs in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation payable to covered officers must be deductible on our federal income tax returns. In addition, our Compensation Committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because a number of requirements must be satisfied in order for the compensation to qualify, and uncertainties as to the application and interpretation surrounding this section currently exist.
Stock Ownership Guidelines. Since April 2015, upon the recommendation of the Compensation Committee, our Board has instituted the following stock ownership guidelines for its NEOs to promote stock ownership in the company and to more closely align the interest of our NEOs with those of our stockholders. Guidelines are determined as a multiple of each executive's base salary -- five times base salary for the CEO and two times base salary for all other NEOs. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the executive's spouse, dependent children and/or trust. NEOs have five years from their designation as a NEO to acquire and hold the pre-determined level of shares. As of December 31, 2015, all NEOs reached the stated ownership requirements for 2015.
Anti-Hedging and Anti-Pledging. In its commitment to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations, the company has adopted a policy that prohibits insider trading. Under this policy, no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the company's securities, such as a put option, a call option or a short sale. In addition, covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Policy Regarding the Timing of Equity Awards. We do not time the granting of equity awards to take advantage of the release of material nonpublic information. Beginning in 2016, we adopted a practice whereby the granting of annual time-vested equity awards to all employees will be on the same date.
Policy Regarding Restatements. Our Executive Officer Incentive Bonus Plan provides for a "clawback" right in the event that (i) achievement of the EBITDA and annual revenue metrics under the plan is based on financial results that were subsequently the subject of a substantial restatement of our financial statements and (ii) a participant's fraud or intentional illegal conduct materially contributed to such financial restatement. In the event of a restatement or other adjustment other than under our Executive Officer Incentive Bonus Plan, our Board of Directors or our Compensation Committee would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or adjustment. We have not yet adopted other policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment while current rule-making on this topic is in progress.
Listening to Our Stockholders. We take our accountability to stockholders very seriously. Since last year's annual meeting, we met with or have spoken to a majority of our top institutional investors representing 60% of our outstanding shares to discuss, among other matters, our executive compensation program and our governance practices. From this engagement, we learned that while many investors are supportive of our executive compensation program and governance practices, we should further emphasize pay-for-performance in our executive compensation program and consider implementing changes to our corporate governance structure, such as adoption of majority voting in uncontested director elections. There were differences among these stockholders as to which changes were appropriate to make. Following these meetings, we implemented the following changes to our executive compensation program.
2016 Compensation Decisions
The decisions made for the compensation program in 2016 were approved by our Compensation Committee and are described in the table below.

Compensation Element	Decision for 2016
General	Except for base salary, our NEOs' executive compensation package is 100% performance-based.

Base Salary	No changes.
	•	Our Compensation Committee believes that our NEOs' annual base salaries are currently competitive and do not need to be adjusted.

Annual Cash Incentive
Our incentive bonus plan structure has been simplified to solely reward revenue generation. Our Compensation Committee believed that this structure, combined with a new long-term incentive structure that rewards our NEOs (other than our CEO) only for non-GAAP EPS generation, appropriately incentivizes profitable growth.

Long-term Incentive
Our NEOs received 100% of their long-term incentive equity awards in the form of performance-based restricted stock units (“PRSUs”), further increasing our emphasis on pay for performance under our executive compensation program.

•
We made no changes to the structure of our CEO’s PRSUs, which are earned based on our three-year total shareholder return relative to the companies comprising the S&P SmallCap 600 index, because we believed that structure continued to provide appropriate incentives.

•
All of our other NEOs were granted PRSUs that are earned based on achievement of the same performance metric, non-GAAP diluted earnings per share, over a one-year performance period. These awards vest as to 25% of the PRSU at the end of the performance period with remainder vesting in equal annual installments over the three years thereafter based on service.

	•	None of the earnings under our NEOs’ equity awards are guaranteed until after the applicable performance period has been completed.
	•	We granted no other equity awards to our NEOs for 2016.

Compensation Committee Report
The information contained in the following report of Green Dot's Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2015.
Submitted by the Compensation Committee
Kenneth C. Aldrich, Chair
Timothy R. Greenleaf
Michael J. Moritz
George T. Shaheen

Compensation Committee Interlocks and Insider Participation
In 2015, the members of our Compensation Committee were Kenneth C. Aldrich, Timothy R. Greenleaf, Michael J. Moritz and George T. Shaheen for the entire year. None of the members of our Compensation Committee in 2015 was at any time during 2015 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2015.
Executive Compensation Tables
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, each person who served as our principal financial officer during 2015 and our three other most highly compensated NEOs serving as such at December 31, 2015.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Steven W. Streit	2015	666,000	—	1,859,334	(4)	—	472,194	—	2,997,528
President and Chief Executive Officer	2014	580,615	—	2,269,982		—	606,060	3,749	3,460,406
	2013	555,000	200,000	5,216,000		—	627,150	3,682	6,601,832

Mark T. Shifke	2015	450,000	—	2,353,679	(5)	—	319,050	—	3,122,729
Current Chief Financial Officer

Konstantinos Sgoutas	2015	440,000	—	1,592,000	(4)	—	311,960	3,720	2,347,680
Chief Revenue Officer	2014	390,000	—	969,994		—	400,400	3,397	1,763,791
	2013	375,000	—	260,800		693,206	423,750	2,759	1,755,515

Kuan Archer	2015	440,000	—	1,364,841	(6)	—	249,568	3,823	2,058,232
Chief Operating Officer

Lewis B. Goodwin	2015	360,000	—	671,962		—	178,668	4,024	1,214,654
Chief Executive Officer, Green Dot Bank	2014	313,846	—	679,992		—	229,320	3,202	1,226,360
	2013	300,000	—	293,800		173,915	237,300	—	1,005,015

Grace T. Wang	2015	400,000	—	—		—	212,700	3,917	616,617
Former Chief Financial Officer	2014	400,000	—	559,998		—	273,000	2,433	1,235,431
	2013	38,462	310,000	2,411,000		985,896	—	—	3,745,358
_____________

(1)
The amounts in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock units during the applicable period, as discussed in note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2015. The grant date fair value is calculated using the estimated fair value of our common stock, as determined by our Board of Directors on the date of the award.

(2)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable period. For information on the valuation assumptions with respect to stock option grants, refer to note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2015. There can be no assurance that these grant date fair values will ever be realized by the NEOs.

(3)
The amounts in this column represent total performance-based bonuses under our 2015, 2014 and 2013 Executive Officer Incentive Bonus Plans earned for services rendered in the applicable period. See the “Grants of Plan-Based Awards - 2015” table below for information on awards made under our 2015 Executive Officer Incentive Bonus Plan.

(4)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs awarded during the applicable period. The performance conditions for Mr. Streit's PRSUs differed from those for Mr. Sgoutas' PRSUs, resulting in the application of different methodologies to determine the grant date fair value for each award in accordance with FASB ASC Topic 718. The PRSUs awarded to Mr. Streit are based on a three-year performance period from January 1, 2015 to December 31, 2017. 0% to 150% of the target shares are eligible to be earned at the end of the performance period depending on the total shareholder return ("TSR") achieved relative to the companies comprising the S&P SmallCap 600 index. In our view, the TSR performance condition of Mr. Streit's award constitutes a "market condition" under FASB ASC Topic 718 because the vesting is tied to a calculated stock return and therefore, his PRSU constitutes a performance grant with market conditions under Topic 718. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related component, or the TSR, for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation option pricing model (“Monte Carlo model”) on the date the PRSUs were awarded in 2015. The PRSUs awarded to Mr. Sgoutas are based on achieving year-over-year growth of not less than 10% in our non-GAAP total operating revenue (excluding revenue generated from acquisitions made in the most recent year) for each of the annual periods from January 1, 2015 to December 31, 2017. The shares are eligible to be earned in equal installments during each year of the three-year performance period in the event that the year-over-year revenue growth targets are achieved. In our view, the revenue-based conditions of Mr. Sgoutas' PRSU do not constitute a "market condition" under FASB ASC Topic 718. Accordingly, unlike Mr. Streit's award, the Monte Carlo model does not apply to the PRSU for Mr. Sgoutas. Instead, we determined the fair value of his award based on the grant date fair value of our Class A common stock consistent with FASB ASC Topic 718.

The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 pertaining to the market-related component or the TSR for the award to Mr. Streit, and significant inputs and assumptions used in the Monte Carlo model determined upon grant in 2015. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model. Also set forth is the grant date fair value for the performance-related component of the award to Mr. Sgoutas (i) based upon the probable outcome of the 2015 performance-related component as of the grant date, and (ii) based upon achieving the maximum level of performance under the 2015 performance-related component as of the grant date. While the PRSUs for both Mr. Streit and Mr. Sgoutas have the same grant date, the grant date fair value of each award differs on a per share basis because they were derived under different fair value methodologies consistent with FASB ASC Topic 718.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)	Grant Date	Grant Date Fair Value ($)	Volatility (%)	Risk-Free Interest Rate (5)
Steven W. Streit	2015	—	—	1,859,300	03/31/15	13.04	48.43%	0.88%
Konstantinos Sgoutas	2015	—	1,592,000	—	03/31/15	—	—	—

(5)
Includes the grant date fair value of $2,034,000 for 100,000 RSUs that were granted on January 2, 2015, while Mr. Shifke was not an executive officer, to reward his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014, as well as to serve our retention goals and further align his interests with those of our stockholders. Additionally, to align his compensation with his then-current role as SVP of Corporate Development/M&A, prior to his becoming an executive officer, management committed to Mr. Shifke that it would recommend to our Compensation Committee that he receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). In February 2016, Mr. Shifke was granted 145,208 RSUs, subject to time-based vesting conditions, as a result of this commitment. The grant date fair value of this award was $3,000,000. This table does not reflect any value of this 2014 commitment because the associated award was not made until 2016. For information on the equity awards to our CFO and the reasons therefor, please see the next table and “Executive Compensation Decisions for the 2015 Performance Year-Long-Term Equity-Based Awards" below.

(6)
Includes the grant date fair value of $1,017,000 for 50,000 RSUs that were granted in 2015 in connection with Mr. Archer's promotion to Chief Operating Officer as of January 1, 2015. For information on the equity awards to our COO and the reasons therefor, please see the next table and “Executive Compensation Decisions for the 2015 Performance Year-Long-Term Equity-Based Awards" below.

The following table provides information with regard to potential cash bonuses paid or payable for the year ended December 31, 2015 under our performance-based, non-equity incentive plan, and with regard to each stock-based award granted to a NEO during 2015.
Grants of Plan-Based Awards - 2015

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven W. Streit	(1)	333,000	666,000	999,000
	03/31/15				71,293	142,587	213,880	—		—	—	1,859,334
Mark L. Shifke	(1)	225,000	450,000	675,000
	01/02/15							100,000	(5)	—	—	2,034,000
	05/27/15							21,227		—	—	319,679
Konstantinos Sgoutas	(1)	220,000	440,000	660,000
	03/31/15				—	100,000	100,000	—		—	—	1,592,000
Kuan Archer	(1)	176,000	352,000	528,000
	01/02/15							50,000	(6)	—	—	1,017,000
	05/27/15							23,097				347,841
Lewis B. Goodwin	(1)	126,000	252,000	378,000
	05/27/15							44,619		—	—	671,962
Grace T. Wang *	(1)	—	—	—
	12/10/15							—		—	—	—
_____________

*	Ceased serving as an executive officer in May 2015.

(1)
Represents possible cash incentive awards under our 2015 Executive Officer Incentive Bonus Plan upon our achievement of adjusted EBITDA and annual revenue goals. Actual awards are equal to the executive officers' target bonus multiplied by a percentage (which may be more or less than 100% but shall not exceed 150%) that varies depending upon achievement of the corporate objectives (i.e., adjusted EBITDA and annual revenue). Each of the corporate objectives is given equal weight, except that no bonus is payable if both corporate objectives are not achieved at a level of at least 90%. Under the terms of the plan, the actual award could range from 50% of the NEOs' target bonus amounts if both corporate objectives are achieved at the 90% level, to 150% of those amounts if both corporate objectives are achieved at the 120% level, with the potential for an incrementally larger or smaller actual award within the range based on higher or lower levels of achievement, respectively. Bonuses are payable at the end of the annual performance period.

(2)
Represents awards of PRSUs. The shares underlying these awards will vest, if earned, at the end of the applicable performance period. For additional detail on the grant date fair value of the PRSUs, see footnote 5 to the Summary Compensation Table above. See also footnote 6 which describes a commitment made to Mr. Shifke in December 2014 that management would recommend to our Compensation Committee that he receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding TPG). This commitment did not provide for threshold or target payouts, but was subject to a maximum payout equal to a grant date fair value of $3,000,000. This table does not reflect any value of this 2014 commitment because the associated award was not made until 2016.

(3)	Represents awards of RSUs. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date. All awards were granted under our 2010 Equity Incentive Plan.

(4)	For additional detail on the grant date fair value of stock awards, see footnotes 2 and 4 to the "Summary Compensation Table" above.

(5)	As discussed in detail in the CD&A, Mr. Shifke received an award of 100,000 RSUs for 2014 performance.

(6)	As discussed in detail in the CD&A, Mr. Archer was awarded 50,000 RSUs in relation to his promotion.

The following table provides information regarding each unexercised stock option or unvested stock awards held by our NEOs as of December 31, 2015.
Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards		Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Steven W. Streit	200,000	—	4.64	02/15/18
	400,000	—	20.01	11/12/19
	47,000	—	45.31	04/01/21
					100,000	2,608,000
					82,206	1,702,486
							142,587 (4)	2,269,985 (4)

Mark L. Shifke	24,218	13,282	18.56	05/08/20
	16,150	3,230	12.75	10/01/22
					2,342	29,861
					5,000	130,400
					30,000	579,900
					100,000	2,034,000
					21,227	319,679

Konstantinos Sgoutas	9,455	—	20.01	11/12/19
	25,000	—	31.61	06/20/21
	6,333	—	33.55	12/01/21
	95,833	4,167	28.46	02/02/22
	42,187	2,813	32.36	03/02/22
	20,313	12,500	12.75	10/01/22
	50,000	25,000	16.34	04/03/23
	16,666	8,334	16.13	04/08/23
					5,000	130,400
					35,128	727,501
							33,333 (5)	707,559 (5)

Kuan Archer					15,000	391,200
					15,000	293,100
					37,500	724,875
					50,000	1,017,000
					23,097	347,841

Lewis B. Goodwin	21,875	—	25	02/04/20
	71,666	14,334	12.75	10/01/22
	16,666	8,334	16.34	04/03/23
					5,000	81,700
					2,500	65,200
					24,626	510,004
					44,619	671,962

Grace T. Wang *	52,083	47,917	24.11	11/18/23
____________

*	Ceased serving as an executive officer in May 2015.

(1)
All options vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our common stock, as determined by our Board of Directors, on the option's grant date. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2015 for a discussion of how we have valued our common stock.

(3)	Represents awards of RSUs. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date.

(4)
Vests on or about March 15, 2018, based on Green Dot's TSR relative to the S&P SmallCap 600 index over the period starting January 1, 2015 through December 31, 2017. The number of shares and the payout value for the PRSUs reflect the target potential payout since Green Dot's relative TSR performance for the period of January 1, 2015 through December 31, 2015 exceeded the threshold level but not the target level. The target potential payout represents 100% of the target number of PRSUs. The PRSU is subject to the Compensation Committee's negative discretion when approving the settlement thereof.

(5)
Half of the award vests on or about March 15, 2017 and the balance vests on March 15, 2018, in each case based on Green Dot's achievement of annual revenue milestones set forth in the PRSU over the period starting January 1, 2016 through the December 31, 2017. The number of shares and the payout value for the PRSUs reflect the threshold potential payout since Green Dot's performance for the period of January 1, 2015 through December 31, 2015 did not exceed the threshold. The threshold potential payout represents 50% of the target number of PRSUs. The PRSU is subject to the Compensation Committee's negative discretion when approving the settlement thereof.

The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our NEOs during the year ended December 31, 2015.
Option Exercises and Stock Vested - 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	—	—	77,402	1,311,190
Mark L. Shifke	—	—	14,841	279,977
Konstantinos Sgoutas	—	—	14,955	253,181
Kuan Archer	9,375	63,833	25,000	446,000
Lewis B. Goodwin	—	—	11,958	201,069
Grace T. Wang	—	—	31,760	527,014
Offer Letters and Arrangements
The company does not maintain any employment agreements with its NEOs. All NEOs are employed at will and may be terminated at any time, with or without formal cause.
Steven W. Streit. Mr. Streit's current annual base salary is $666,000, and his maximum bonus under our 2016 Executive Officer Incentive Bonus Plan is $999,000. As discussed in “Severance and Change of Control Agreements” below, if we terminate Mr. Streit without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Mark L. Shifke. Mr. Shifke's current annual base salary is $450,000, and his maximum bonus under our 2016 Executive Officer Incentive Bonus Plan is $675,000.
Konstantinos Sgoutas. Mr. Sgoutas's current annual base salary is $440,000, and his maximum bonus under our 2016 Executive Officer Incentive Bonus Plan is $660,000.
Kuan Archer. Mr. Archer's current annual base salary is $440,000, and his maximum bonus under our 2016 Executive Officer Incentive Bonus Plan is $528,000.
Lewis B. Goodwin. Mr. Goodwin's current annual base salary is $360,000, and his maximum bonus under our 2016 Executive Officer Incentive Bonus Plan is $378,000.
Severance and Change of Control Agreements
Severance Arrangements. Under our severance agreements with some of our NEOs, we have agreed, if we terminate his employment without cause (as defined in his or her employment or severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The following table summarizes the cash severance amount and the value of the acceleration payout each NEO would have been entitled to receive assuming a qualifying termination as of

December 31, 2015. Acceleration values are based upon the closing price for a share of our Class A common stock of $16.42 on December 31, 2015, the last trading day of 2015.

Name	Severance Amount ($)	Accelerated Restricted Stock Units ($)
Steven W. Streit	333,000	—
Transition, Separation and Consultancy Arrangement. In connection with her May 2015 transition from her former position as Chief Financial Officer to her new position of Senior Vice President, Corporate Finance and Business Intelligence, in November 2015, we entered into a letter agreement with Grace T. Wang. The agreement establishes the terms of her transition from Chief Financial Officer to Senior Vice President, Corporate Finance and Business Intelligence. Under the agreement, she continued to serve in her current position, with no change in her base salary, through January 1, 2016, on which date she would have the option to be engaged as a consultant by us for the next seven months and receive monthly consulting fees of $33,333.33 during the period of her consultancy. In addition, Ms. Wang would be eligible for a 2015 executive bonus pursuant to the same terms and criteria that would have applied had she remained our Chief Financial Officer for the entire year and we agreed to accelerate the vesting of unvested restricted stock units held by Ms. Wang as of January 1, 2016 and to reimburse the cost of COBRA premiums for up to seventeen months after January 1, 2016. Pursuant to the agreement, each party agreed to a general release and waiver of claims against the other party. Her engagement as a consultant and entitlement to vesting acceleration and reimbursement for COBRA premiums was conditioned on the execution of an additional release and satisfaction of the terms of the agreement.
Change in Control Arrangements. On April 3, 2015, we adopted a Corporate Transaction Policy pursuant to which all our employees, including our named executive officers, are entitled to 100% acceleration of vesting of all of their outstanding and unvested equity awards in the event of qualifying termination in connection with a change in control of our company (i.e., "double-trigger" acceleration). For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate at "target" or if no target is specified, any and all outstanding shares still subject to the award will accelerate. Values are based upon the closing price for a share of our Class A common stock of $16.42 on December 31, 2015, the last trading day of 2015.

Name	Accelerated Restricted Stock Units ($)
Steven W. Streit	5,333,101
Mark L. Shifke	2,603,703
Konstantinos Sgoutas	1,753,574
Kuan Archer	2,308,603
Lewis B. Goodwin	1,260,153
Grace T. Wang	1,153,998

EQUITY COMPENSATION PLAN INFORMATION
We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. Without stockholder approval, we issued a non-plan option and a non-plan restricted stock units award in connection with the offer of employment and hiring of Ms. Wang. The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our Class A common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)		(b)(1)	(c)
Equity compensation plans approved by security holders	6,644,935	(2)(3)	$18.97	3,350,287	(4)
Equity compensation plans not approved by security holders	150,000		—	—
Total	6,794,935			3,350,287
____________

(1)	The weighted average exercise price relates solely to outstanding stock option shares or warrant shares since shares subject to restricted stock units have no exercise price.

(2)	Excludes purchase rights accruing under the 2010 Employee Stock Purchase Plan.

(3)	Includes options to purchase 3,249,115 shares of our Class A common stock and restricted stock unit awards underlying 3,395,820 shares of our Class A common stock.

(4)
Includes 969,380 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2018 by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding December 31st.

(5)
Represents a non-plan option to purchase 100,000 shares of our Class A common stock and a non-plan restricted stock unit award providing for the issuance of up to 50,000 shares of Class A common stock.

Non-Plan Option and RSU Grants
We granted employment inducement awards of stock options and restricted stock units to Grace T. Wang in connection with hiring her as our Chief Financial Officer, effective November 18, 2013. She was granted an option to purchase 100,000 shares of our Class A common stock with an exercise price equal to $24.11 per share and restricted stock units providing for the issuance of up to 100,000 shares of Class A common stock. See “Outstanding Equity Awards at Fiscal Year End” for descriptions of the vesting terms for these awards. These awards were granted outside of our 2010 Equity Incentive Plan, but except as set forth in the award agreements, are generally subject to the same terms and conditions as apply to the applicable awards granted under the 2010 Equity Incentive Plan.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2015 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except as provided below and for payments set forth under “Executive Compensation” or Proposal No. 1, "Election of Directors - Director Compensation," above.
Transactions with Cardtronics
In the ordinary course of our business, we incur expenses in connection with enabling our cardholders’ use of ATMs provided by third party vendors, including Cardtronics, Inc., a public company for which J. Chris Brewster, a member of our board of directors, currently is an employee and for which he served as Chief Financial Officer from February 2004 to February 2016. Our payments to Cardtronics and its affiliates were approximately $1.0 million in 2015 and approximately $0.1 million during the three months ended March 31, 2016. The amounts paid to Cardtronics during 2015 represented approximately 0.2% of our total operating expenses for the year and less than 0.1% of Cardtronics’ total revenues for 2015.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our Audit Committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our Audit Committee pursuant to the policy:

•	employment by us of an executive officer if:

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our Compensation Committee approved or recommended that our Board of Directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our Board of Directors.

Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our Audit Committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures, and reported to the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot's management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot's annual report on Form 10-K for the year ended December 31, 2015. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Green Dot's annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Timothy R. Greenleaf, Chair
Mary J. Dent
George T. Shaheen

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
 Green Dot's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2017 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on [ ], 2017 and not later than 5:00 p.m. Pacific Time on [ ], 2017. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot's bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot's 2017 annual meeting must be received by the company not later than [ ], 201[ ] in order to be considered for inclusion in Green Dot's proxy materials for that meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2015.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING TO BE HELD
ON [ ], 2016

Green Dot Corporation's proxy statement for the annual meeting and its annual report on Form 10-K for the year ended December 31, 2015 are available at http://ir.greendot.com.
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot's Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.
Any stockholders who share the same address and currently receive multiple copies of Green Dot's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot's Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Green Dot Annual Stockholder Meeting
Green Dot Corporation Corporate Headquarters
Directions to the Green Dot Corporation Corporate Headquarters
3465 E. Foothill Blvd., Pasadena, California 91107
Tel: (626) 765-2000
From 134 East:
Take the 134 East. Merge onto the 210 East. Take exit 29B for Sierra Madre Villa Avenue towards Madre Street. Turn left onto Sierra Madre Villa Avenue. Turn right onto E. Foothill Blvd. Office will be located on the left.
From 605 North:
Take the 605 North. Take exit 27B on the left to merge onto 210 West/Foothill Fwy towards Pasadena. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.
From 210 West:
Take the 210 West. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.

Appendix A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS
The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 Annual Meeting of Stockholders (collectively, the "Participants").
Directors and Nominees
The principal occupations of our directors and nominees are set forth under the section above titled “Proposal No. 1‑Election of Directors” of this Proxy Statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Steven W. Streit	Green Dot Corporation, 3465 E. Foothill Blvd., Pasadena, California 91107
Kenneth C. Aldrich	N/A
J. Chris Brewster	Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042
Glinda Bridgforth Hodges	1300 E. Lafayette St., Suite 2303, Detroit, MI 48207
Rajeev V. Date	Fenway Summer LLC, 7315 Wisconsin Ave., Suite 960 West, Bethesda, MD 20815
Mary J. Dent	Insikt, Inc., 225 Bush Street, Suite 1840, San Francisco, CA 94104
Timothy R. Greenleaf	Fairmont Capital, Inc., 3350 East Birch Street, Suite 206, Brea, CA 92821
William I. Jacobs	N/A
Michael J. Moritz	Sequoia Capital, 2800 Sand Hill Rd #101, Menlo Park, CA 94025
George T. Shaheen	N/A
Officers and Employees
The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Green Dot Corporation, 3465 E. Foothill Blvd., Pasadena, California 91107.

Name	Title
Steven W. Streit	Chairman, President and Chief Executive Officer
Mark L. Shifke	Chief Financial Officer
John C. Ricci	General Counsel
Information Regarding Ownership of Company Securities by Participants
The number of shares of Green Dot Common Stock held by our directors and named executive officers as of March 31, 2016 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.
The following table sets forth the number of shares held as of March 31, 2016 by our other employees who are deemed Participants in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership
Name	Number	Percentage
John C. Ricci	300,353	*
____________

*	Less than one percent

(1)
Represents 106,639 shares held by Mr. Ricci, 4,460 shares held by his minor children and 189,254 shares subject to options and RSUs held by Mr. Ricci that are exercisable or vest, as the case may be, within 60 days of March 31, 2016.

Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. All transactions were in the public market or pursuant to our equity incentive plans. Each restricted stock unit or performance-based restricted stock unit represents a contingent right to receive one share of our Class A common stock. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Shares of Green Dot Securities Purchased or Sold from March 31, 2014 to March 31, 2016

Name	Transaction Date	Number of Shares	Transaction Description
Steven W. Streit
	March 31, 2014	10,500	(B)
	March 31, 2014	10,500	(A)
	April 1, 2014	10,500	(B)
	April 1, 2014	10,500	(A)
	April 2, 2014	10,500	(B)
	April 2, 2014	10,500	(A)
	April 3, 2014	10,500	(B)
	April 3, 2014	10,500	(A)
	April 4, 2014	10,500	(B)
	April 4, 2014	10,500	(A)
	April 7, 2014	10,500	(B)
	April 7, 2014	10,500	(A)
	April 8, 2014	10,500	(B)
	April 8, 2014	10,500	(A)
	April 9, 2014	10,500	(B)
	April 9, 2014	10,500	(A)
	April 10, 2014	10,500	(B)
	April 10, 2014	10,500	(A)
	April 11, 2014	10,500	(B)
	April 11, 2014	10,500	(A)
	April 14, 2014	10,500	(B)
	April 14, 2014	10,500	(A)
	April 15, 2014	10,500	(B)
	April 15, 2014	10,500	(A)
	April 16, 2014	10,500	(B)
	April 16, 2014	10,500	(A)
	April 17, 2014	10,500	(B)
	April 17, 2014	10,500	(A)
	April 21, 2014	10,500	(B)
	April 21, 2014	10,500	(A)
	April 22, 2014	10,500	(B)
	April 22, 2014	10,500	(A)
	April 23, 2014	10,500	(B)
	April 23, 2014	10,500	(A)

April 24, 2014	10,500	(B)
April 24, 2014	10,500	(A)
April 25, 2014	10,500	(B)
April 25, 2014	10,500	(A)
April 28, 2014	10,500	(B)
April 28, 2014	10,500	(A)
April 29, 2014	10,500	(B)
April 29, 2014	10,500	(A)
April 30, 2014	10,500	(B)
April 30, 2014	10,500	(A)
May 1, 2014	10,500	(B)
May 1, 2014	10,500	(A)
May 2, 2014	10,500	(B)
May 2, 2014	10,500	(A)
May 5, 2014	10,500	(B)
May 5, 2014	10,500	(A)
May 6, 2014	10,500	(B)
May 6, 2014	10,500	(A)
May 7, 2014	10,500	(B)
May 7, 2014	10,500	(A)
May 8, 2014	10,500	(B)
May 8, 2014	10,500	(A)
May 9, 2014	10,500	(B)
May 9, 2014	10,500	(A)
May 12, 2014	10,500	(B)
May 12, 2014	10,500	(A)
May 13, 2014	10,500	(B)
May 13, 2014	10,500	(A)
May 14, 2014	10,500	(B)
May 14, 2014	10,500	(A)
May 15, 2014	10,500	(B)
May 15, 2014	10,500	(A)
May 16, 2014	10,500	(B)
May 16, 2014	10,500	(A)
May 19, 2014	10,500	(B)
May 19, 2014	10,500	(A)
May 20, 2014	10,500	(B)
May 20, 2014	10,500	(A)
May 21, 2014	10,500	(B)
May 21, 2014	10,500	(A)
May 22, 2014	10,500	(B)
May 22, 2014	10,500	(A)
May 23, 2014	10,500	(B)
May 23, 2014	10,500	(A)
May 27, 2014	10,500	(B)
May 27, 2014	10,500	(A)

	May 28, 2014	10,500	(B)
	May 28, 2014	10,500	(A)
	May 29, 2014	10,500	(B)
	May 29, 2014	10,500	(A)
	May 30, 2014	10,500	(B)
	May 30, 2014	10,500	(A)
	June 2, 2014	10,500	(B)
	June 2, 2014	10,500	(A)
	June 3, 2014	10,500	(B)
	June 3, 2014	10,500	(A)
	June 4, 2014	10,500	(B)
	June 4, 2014	10,500	(A)
	October 1, 2014	26,090	(G)
	October 1, 2014	23,910	(C)
	October 1, 2014	109,608	(D)
	February 3, 2015	206,800	(H)
	March 31, 2015	142,587*	(E)
	October 1, 2015	35,115	(G)
	October 1, 2015	42,287	(C)
	March 25, 2016	99,213**	(E)
Kenneth C. Aldrich
	May 21, 2014	8,952	(F)
	May 21, 2014	1,676	(D)
	May 28, 2015	7,037	(D)
J. Chris Brewster
	None	None	N/A
Glinda Bridgforth Hodges
	May 21, 2014	8,952	(F)
	May 21, 2014	1,676	(D)
	May 28, 2015	7,037	(D)
Rajeev V. Date
	None	None	N/A
Mary J. Dent
	May 21, 2014	8,952	(F)
	May 21, 2014	1,676	(D)
	May 28, 2015	7,037	(D)
Timothy R. Greenleaf
	April 9, 2014	50,000	(A)
	May 21, 2014	8,952	(F)
	May 21, 2014	1,676	(D)
	August 1, 2014	25,709	(A)
	September 24, 2014	24,291	(A)
	May 28, 2015	7,037	(D)
William I. Jacobs
	None	None	N/A

Michael J. Moritz
	None	None	N/A
George T. Shaheen
	May 21, 2014	8,952	(F)
	May 21, 2014	1,676	(D)
	May 28, 2015	7,037	(D)
Mark L. Shifke
	May 14, 2014	1,003	(I)
	July 5, 2014	40,000	(D)
	August 3, 2014	866	(G)
	August 3, 2014	1,476	(C)
	October 1, 2014	925	(G)
	October 1, 2014	1,575	(C)
	January 2, 2015	100,000	(D)
	February 4, 2015	747	(H)
	May 14, 2015	1,143	(I)
	May 27, 2015	21,227	(D)
	July 5, 2015	4,122	(G)
	July 5, 2015	5,878	(C)
	August 3, 2015	965	(G)
	August 3, 2015	1,376	(C)
	October 1, 2015	1,031	(G)
	October 1, 2015	1,469	(C)
	January 2, 2016	10,643	(G)
	January 2, 2016	14,357	(C)
	February 29, 2016	145,208	(D)
	March 25, 2016	30,594**	(E)
John C. Ricci
	April 3, 2014	705	(G)
	April 3, 2014	1,170	(C)
	May 14, 2014	1,003	(I)
	October 1, 2014	940	(G)
	October 1, 2014	1,560	(C)
	October 1, 2014	27,040	(D)
	November 4, 2014	65,012	(A)
	November 5, 2014	31,007	(B)
	November 5, 2014	3,981	(B)
	November 5, 2014	34,988	(A)
	November 20, 2014	20,389	(B)
	November 20, 2014	20,389	(A)
	November 21, 2014	45,933	(B)
	November 21, 2014	45,933	(A)
	December 31, 2014	12,140	(B)
	April 3, 2015	705	(G)
	April 3, 2015	1,170	(C)
	May 14, 2015	1,143	(I)

May 27, 2015	36,745	(D)
October 1, 2015	3,481	(G)
October 1, 2015	5,779	(C)
January 14, 2016	86,153	(B)
January 14, 2016	7,866	(A)
February 25, 2016	14,100	(A)
March 25, 2016	28,846**	(E)
____________

*	Represents on-target amount; the maximum under this performance-based RSU award is 213,880 shares.

**	Represents on-target amount; the maximums under the performance-based RSU awards for Messrs. Streit, Shifke and Ricci are 148,819, 45,891 and 43,269 shares, respectively.

(A)	Sale of common stock

(B)	Exercise of stock options and acquisition of common stock

(C)	Vesting of restricted stock units (“RSUs”) and acquisition of common stock

(D)	Grant of RSUs

(E)	Grant of performance-based RSU award

(F)	Grant of stock option

(G)	Common stock withheld to satisfy tax withholding obligations in connection with the vesting of RSUs

(H)	Purchase of common stock in the open market

(I)	Purchase under employee stock purchase plan

Green Dot Corporation

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Green Dot Corporation common stock for the 2016 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone**—Please **call toll-free at 1-866-257-2289 on a touch-tone telephone** and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call **1-215-521-1348**.)

OR

2. **Vote by Internet**—Please access **https://www.proxyvotenow.com/gdot** and follow the simple instructions on the screen. Please note you must type an "s" after "http."

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. **Vote by Mail**—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Green Dot Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark your vote as in this example

1. Election of Class III directors.
   (01) Timothy R. Greenleaf, (02) Michael J. Moritz and (03) Steven W. Streit.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the line above.)

________________________, 2016
Date

____
Signature

____
Signature

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations or partnership should sign in full name of corporation or partnership by an authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE TODAY.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY

GREEN DOT CORPORATION

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2016

The undersigned, a stockholder of Green Dot Corporation, revokes all prior proxies and does hereby appoint Steven W. Streit, Mark L. Shifke and John C. Ricci and each of them as Proxies with full power of substitution and revocation in each of them, the undersigned, to vote at the Meeting of Stockholders of the Company to be held at the Green Dot Corporation Headquarters located at 3465 E. Foothill Blvd., Pasadena, California, on [•], 2016 at 9:00 a.m. Pacific Time, and at any adjournments or postponements thereof, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD "FOR ALL" OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3. VALIDLY EXECUTED WHITE PROXIES RECEIVED BY THE COMPANY WHERE NO INSTRUCTIONS ARE PROVIDED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION.

(Continued and to be signed and dated on the reverse side)